UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FIRST COMMUNITY BANCSHARES, INC.

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Notice of 2018 Annual Meeting of Stockholders

April 24, 2018, at 2:00 p.m. Eastern Daylight Time

Corporate Center

29 College Drive

Bluefield, Virginia 24605

March 15, 2018

To First Community Bancshares, Inc. Stockholders:

First Community Bancshares, Inc.’s Annual Meeting of Stockholders will be held at the First Community Bancshares, Inc. Corporate Center located at 29 College Drive, Bluefield, Virginia 24605, at 2:00 p.m. Eastern Daylight Time on Tuesday, April 24, 2018. Following a report of the Corporation’s banking and related business operations, stockholders will:

•	Vote on the election of two (2) directors to serve as members of the Board of Directors, Class of 2021;

•	Vote on ratification of the selection of the independent registered public accounting firm for 2018;

•

Vote on an Agreement and Plan of Reincorporation and Merger, approved by the Board of Directors of the Corporation on February 27, 2018, for the sole purpose of changing the Corporation’s state of incorporation from Nevada to the Commonwealth of Virginia. The Agreement and Plan of Reincorporation and Merger would be entered into by and between the Corporation and First Community Bankshares, Inc., a Virginia corporation and wholly-owned subsidiary of the Corporation, providing for the merger of the Corporation with and into First Community Bankshares, Inc., so that stockholders of the Corporation would become shareholders of the new Virginia corporation; and

•	Transact other business that may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2018, will be entitled to vote at the Annual Meeting and any adjournments.

/s/David D. Brown

David D. Brown

Secretary

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 24, 2018

The proxy materials for this Annual Meeting of Stockholders of First Community Bancshares, Inc., consisting of the proxy statement, annual report, and proxy card are available on the Internet at http://www.firstcommunitybank.com under Investor Relations.

All persons attending the 2018 Annual Meeting must present photo identification. Please follow the advance registration instructions on the last page of this proxy statement.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO FIRST COMMUNITY BANCSHARES, INC. YOU MAY VOTE BY THE FOLLOWING METHODS:

1.	By telephone: (800) 690-6903 until 11:59 p.m. Eastern Daylight Time on April 23, 2018; or

2.	On the Internet at http://www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on April 23, 2018; or

3.	Complete, sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the Annual Meeting. An addressed return envelope is enclosed for your convenience.

FIRST COMMUNITY BANCSHARES, INC. ENCOURAGES STOCKHOLDERS TO SUBMIT THEIR PROXIES IN ADVANCE OF THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

First Community Bancshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605-0989

March 15, 2018

Dear Stockholder,

You are invited to attend the 2018 Annual Meeting of Stockholders of First Community Bancshares, Inc. (the “Corporation”) to be held on Tuesday, April 24, 2018, at 2:00 p.m. Eastern Daylight Time at the First Community Bancshares Corporate Center located at 29 College Drive, Bluefield, Virginia.

The Annual Meeting will begin with a brief report of the Corporation’s operations. This report will be followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and discussion of other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the registration instructions on the last page of this proxy statement. All persons attending the 2018 Annual Meeting of Stockholders must present photo identification.

Whether or not you plan to attend, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, on the Internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Very truly yours,

/s/ William P. Stafford, II
William P. Stafford, II
Chairman of the Board

PROXY STATEMENT

First Community Bancshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605

The Board of Directors of First Community Bancshares, Inc. (the “Corporation”) solicits the enclosed proxy for use at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”), which will be held on Tuesday, April 24, 2018, at 2:00 p.m. Eastern Daylight Time at the First Community Bancshares, Inc. Corporate Center, located at 29 College Drive, Bluefield, Virginia, and at any adjournment thereof.

The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy statement, proxy card, and return envelopes; the handling and tabulation of proxies received; and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to mailing of proxy materials, solicitation may be made in person, by telephone or by other means by officers, directors or employees of the Corporation.

This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 15, 2018.

Voting

Shares of common stock (par value $1.00 per share) (“Common Stock”) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the two (2) directors nominated by the Board of Directors and named in this proxy statement; FOR ratification of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm; and FOR approval of an Agreement and Plan of Reincorporation and Merger pursuant to which the Corporation’s state of incorporation would change from Nevada to Virginia.

Any stockholder may revoke his or her proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If your shares of the Corporation’s Common Stock are held for you in a brokerage, bank, or other institutional account, you must obtain a proxy from that institution, bring it with you to the Annual Meeting and submit it with your ballot in order to be able to vote your shares at the Annual Meeting.

The Board of Directors has fixed March 1, 2018, as the record date for stockholders entitled to notice of the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record on the record date will have one vote for each share so held in the matters to be voted upon by the stockholders. Treasury shares are not voted. As of the close of business on March 1, 2018, the outstanding shares of the Corporation consisted of 16,939,856 shares of Common Stock.

The presence in person or by proxy of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast at a stockholders’ meeting with a quorum present. The two (2) persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Corporation. If a quorum is present, (i) the ratification of the independent registered public accounting firm requires that the number of votes cast in favor of the proposal exceed the number of votes cast against, and (ii) the approval of the Agreement and Plan of Reincorporation and Merger requires the affirmative vote of a majority of the outstanding shares entitled to vote. Except as stated above regarding the presence of a quorum, abstentions and broker non-votes will have no effect on proposals one and two set forth in this proxy statement. Abstentions and broker non-votes will have the effect of a negative vote with respect to proposal three.

If the shares you own are held in “street name” (that is, through a brokerage firm, bank, or other nominee) you may vote your shares by following the instructions provided by the nominee. As the record holder of your shares, your nominee is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions provided to you by your nominee, many of which offer the option of voting online or by telephone. Under the current rules of the NASDAQ Stock Market LLC or NASDAQ, if you do not give instructions to your nominee, it will only be able to vote your shares for the ratification of the independent registered public accounting firm and it will not be able to vote your shares for the election of directors or approval of the Agreement and Plan of Reincorporation and Merger.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight (8) directors, including six (6) non-management directors, currently divided into three (3) classes with staggered terms: the class of 2018, consisting of three (3) directors; the class of 2019, consisting of three (3) directors; and the class of 2020, consisting of two (2) directors. Director I. Norris Kantor, a member of the class of 2018, recently announced that he will retire effective as of the expiration of his current term at the 2018 Annual Meeting. The Board of Directors, in accordance with the Bylaws of the Corporation, approved a resolution reducing the number of directors to seven (7), including five (5) non-management directors. The two (2) remaining directors from the class of 2018 are each nominated for re-election at the 2018 Annual Meeting. Accordingly, two (2) directors will constitute the class of 2021, and will serve until the 2021 Annual Meeting.

In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an alternate nominee designated by the present Board of Directors to fill the vacancy. In the event more than two (2) persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, or for any alternates nominated by the Board. All nominees named herein have consented to be named and to serve as directors if elected.

No director or executive officer of the Corporation is closely related to any other director or executive officer of the Corporation by blood, marriage, or adoption.

The table set forth below describes each director and nominee, including his or her age; the applicable director class, which is based upon the year in which his or her term of service expires; and title. A biography describing each director’s and each nominee’s qualifications and business background is set forth below the table. The Corporation does not know of any reason why any nominee would be unable to serve as a director.

Members of the Corporation’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Corporation’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills. In addition, the Corporation looks to achieve a diversified Board, including members with varying experience, age, perspective, residence, and background.

Name and Title	Age	Director of Corporation Since	Class of Directors
W. C. Blankenship, Jr., Director Nominee (Vice Chairman)	67	2012	2018
C. William Davis, Director	70	2015	2020
Samuel L. Elmore, Director	71	2013	2019
Richard S. Johnson, Director	68	2008	2019
Gary R. Mills, President & Director	50	2016	2020
M. Adam Sarver, Director	41	2015	2020
William P. Stafford, II, Chief Executive Officer and Director Nominee (Chairman)	54	1994	2018

DIRECTOR NOMINEES FOR THE CLASS OF 2021

W. C. Blankenship, Jr., Former State Farm Insurance Agent, Tazewell, Virginia.

Mr. Blankenship received his Bachelor of Science degree in 1972 from Appalachian State University and served as a successful insurance agent for State Farm from 1976 until 2013. Mr. Blankenship joined First Community Bank in July 1996 following its acquisition of Citizens Bank of Tazewell, Inc. He was appointed to the Citizens Bank Board of Directors during its formation in 1981 and was instrumental in establishing that bank, eventually serving as Chairman of the Board from 1984 through its acquisition by First Community Bank.

Mr. Blankenship’s relevant experience qualifying him for service as a director includes: more than thirty-eight (38) years of expertise and knowledge in insurance products and services and more than thirty-four (34) years of bank board service.

William P. Stafford, II, Chief Executive Officer, First Community Bancshares, Inc., Bluefield, Virginia and Attorney, Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC, Bluefield, West Virginia.

Mr. Stafford is a graduate of Virginia Polytechnic Institute and State University, Blacksburg, Virginia, and holds a Bachelor of Science degree in Mechanical Engineering. He received his Juris Doctor, cum laude, from Washington & Lee University School of Law, Lexington, Virginia. Mr. Stafford has served as Chief Executive Officer of the Corporation since his appointment by the Board in August 2013. Mr. Stafford is a member of Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC, and practices law on a limited basis primarily in the areas of commercial transactions, banking, creditor’s rights, and creditor bankruptcy. He currently serves as Chairman of the Board of the Corporation and Chairman of the Board of the Corporation’s banking subsidiary. Mr. Stafford serves as Director and Corporate Secretary of the H. P. and Anne S. Hunnicutt Foundation, Inc., Princeton Machinery Service, Inc., and Melrose Enterprises, Ltd. He is a member of Stafford Farms, LLC, Vermillion Development, LLC, and Walnut Hill, LLC, which include real estate and agricultural holdings. Mr. Stafford is a partner in Legal Realty, A Partnership. Mr. Stafford previously served as a member of the West Virginia Infrastructure and Jobs Development Council and as a council member and Mayor of the City of Princeton, West Virginia. Mr. Stafford has served, and continues to serve, on numerous civic and community service boards and commissions.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: a broad range of regulatory, business, legal and banking related issues encountered in the practice of law; extensive state and municipal government service; extensive civic and community service; and service as a member of the Board of Directors of the Corporation since 1994.

Your Board recommends a vote FOR the nominees set forth above.

INCUMBENT DIRECTORS

C. William Davis, Attorney, Richardson & Davis, PLLC, Bluefield, West Virginia.

Mr. Davis was appointed to serve on the Board on August 25, 2015. Mr. Davis graduated from the Virginia Military Institute in 1970, with a Bachelor of Science degree in Civil Engineering and from Washington & Lee University School of Law in 1973, with a Juris Doctor degree. Mr. Davis is a member of Richardson & Davis, PLLC and practices law, primarily in the areas of civil litigation, commercial transactions, trusts and estates, and banking. Mr. Davis has served as a Director of the Corporation since 2015, of the Corporation’s banking subsidiary since 1990, and of a predecessor bank from 1987 to 1990. Mr. Davis has served as a Director for a variety of business and professional organizations in the region, including Bluefield Supply Company, Flat Top Insurance Agency, the Defense Trial Counsel of West Virginia, Inc., and the West Virginia State Bar Board of Governors.

Mr. Davis’ relevant experience qualifying him for service as a director includes: a broad range of business, legal, banking, and regulatory related issues encountered in the practice of law; extensive civic and community service; and thirty-three (33) years of board service in the banking industry.

Samuel L. Elmore, Former Executive Vice President and Chief Credit Officer, First Community Bank, Beckley, West Virginia.

Mr. Elmore received a Bachelor of Science degree in Business Management and Marketing in 1970 from the University of Charleston. Prior to joining First Community Bank, Mr. Elmore served as President, Citizens Southern Bank, Beckley, West Virginia; President and Chief Executive Officer, Charleston National Bank, Charleston, West Virginia; Vice President, Key Centurion Bancshares, Huntington, West Virginia; and President and Chief Operations Officer, Beckley National Bank, Beckley, West Virginia. Mr. Elmore currently serves on the Boards of First Community Bank and the Raleigh County Commission on Aging. Mr. Elmore previously served on the Boards of The United Way of Beckley, Beckley Area Foundation, Raleigh General Hospital, Raleigh County Community Action, Pinecrest Development Corporation, and the Virginia’s Automated Clearing House Association.

Mr. Elmore’s relevant experience qualifying him for service as a director includes: more than forty (40) years of experience in the community banking industry, including service as an auditor, Chief Operations Officer, Chief Financial Officer, and managing the Corporation’s Credit Administration Department; prior experience with acquisitions and mergers; and a variety of offices held with increasing management responsibilities during his banking career.

Richard S. Johnson, Chairman, President and Chief Executive Officer, The Wilton Companies, Richmond, Virginia.

Mr. Johnson earned a Bachelor of Science in Business Administration degree from the University of Richmond, Richmond, Virginia in 1973, with concentrations in Economics and Finance, and graduated with a Master of Science degree from Virginia Commonwealth University, Richmond, Virginia in 1977, with a concentration in Real Estate and Urban Land Development.  Mr. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002. He assumed the role of Chairman of The Wilton Companies in 2010.  Prior to joining The Wilton Companies, Mr. Johnson served as President of Southern Financial Corp. of Virginia from 1985 to 2002 and Chairman of the Board of Southern Title Insurance Corporation from 1980 to 1985.  Mr. Johnson currently serves as a Director of First Community Bank and The Wilton Companies. Mr. Johnson also serves as the Assistant Treasurer and Director Emeritus of Ducks Unlimited, Inc. and is an Emeritus Trustee of the Board of Trustees for the University of Richmond. He has previously served as a director of the State Fair of Virginia, the Children’s Museum of Richmond, Ducks Unlimited Canada, Landmark Apartment Trust of America, and the City of Richmond Economic Development Authority, where he previously held the seat of Chairman.

Mr. Johnson’s relevant experience qualifying him for service as a director includes background in: long-range planning, various aspects of mortgage underwriting, marketing, and mortgage portfolio servicing; previously chairing the Economic Development Authority of the City of Richmond, Virginia; past service as a director and Finance Committee member of Ducks Unlimited, Inc. and Ducks Unlimited Canada; having served in various state and national offices with Ducks Unlimited, Inc., including Assistant Treasurer and member of the Finance and Audit Subcommittee; and previous service as a director and Audit Committee member of the Apartment Trust of America.

I. Norris Kantor, Of Counsel, Katz, Kantor, Stonestreet & Buckner, PLLC, Princeton and Bluefield, West Virginia.

Mr. Kantor received a Bachelor of Arts degree in 1953 from the Virginia Military Institute and received a Juris Doctor degree in 1956 from the College of Law at West Virginia University. Mr. Kantor has practiced law for more than fifty-two (52) years and is currently Of Counsel with the law firm of Katz, Kantor, Stonestreet & Buckner, PLLC. He served as a Judge Advocate USAF from 1956 to 1958. Mr. Kantor is a former President and Director of Mercer Realty Inc., a real estate development company, and current President and Director of Gomolco, Inc., a real estate investment company. Mr. Kantor currently serves in the following leadership capacities: Board member of the Bluefield State College Board of Governors, New River Parkway Authority, and the Bluefield Development Authority; and Board member and Secretary of Bluefield State College Research and Development Corp. Mr. Kantor is also a former member and Chair of the West Virginia Ethics Commission and former Board member of the Bluefield State College Foundation and New River Community College Board of Governors.

Mr. Kantor’s relevant experience qualifying him for service as a director includes: a wide range of legal and business experience gained during his more than fifty-two (52) years as a practicing attorney; his legal work dealing with the issuance and refunding of numerous utility bonds; his ability to understand complex business, legal and financial topics; and twenty-eight (28) years of service as a member of the board of directors of financial service organizations.

On February 27, 2018, Director Kantor announced his retirement which will be effective upon the expiration of his current term at the 2018 Annual Meeting. Director Kantor has devoted nearly thirty (30) years of service to the Corporation.

Gary R. Mills, President, First Community Bancshares, Inc. and Chief Executive Officer and President, First Community Bank, Bluefield, Virginia.

Mr. Mills has served as President of the Corporation since August 31, 2013 and currently serves as Chief Executive Officer and President of First Community Bank. Mr. Mills has been employed by the Corporation and/or one of its subsidiaries since 1998. Mr. Mills served as Chief Executive Officer of the Princeton Division of First Community Bank from 1998 until 2005; Senior Vice President of Credit Administration from 2005 to 2006; and most recently as Chief Credit Officer from 2007 until his appointment as Chief Executive Officer. Mr. Mills is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration with a concentration in Accounting from Concord University.

Mr. Mills’ relevant experience qualifying him for service as a director includes twenty-eight (28) years of experience in the financial services industry; extensive civic and community involvement; and four (4) years of board service for the Corporation’s banking subsidiary.

M. Adam Sarver, Real Estate Developer and Businessman, Princeton, West Virginia.

Mr. Sarver was appointed to serve on the Board on August 25, 2015. Mr. Sarver received his Bachelor of Science Degree in Communication Studies in 2000 from West Virginia University. Mr. Sarver has served on the Board of Directors of the Corporation’s banking subsidiary since 2014. He owns and manages several businesses in Southern West Virginia including Main Street Builders, LLC; Eastern Door & Glass, LLC; Longview Properties, LLC; and Clover Leaf Properties, LLC, which are focused on real estate development coupled with residential and commercial construction and development. Mr. Sarver currently serves as a Director for a variety of businesses, civic and charitable organizations in the region, including the Princeton Salvation Army Advisory Board (past Chairman) and the First United Methodist Church. He was previously a Director for the Princeton – Mercer County Chamber of Commerce.

Mr. Sarver’s relevant experience qualifying him for service as a director includes: a broad range of business, financial, and related experience associated with operating multiple business interests and extensive civic and community service on a variety of boards.

Director Qualifications and Experience

The Governance and Nominating Commitee (the “GNC”) is committed to presenting for shareholder consideration a slate of nominees that, taken together with current Directors, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board and as liaisons to the communities the Corporation serves. The GNC regularly reviews the composition of the Board of Directors in light of the Corporation’s evolving needs, its assessment of the Board’s performance, and the input of shareholders. The GNC looks for certain characteristics in all nominees, including but not limited to integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, significant investment in or experience with the Corporation, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the GNC seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. Examples of individual qualifications and experience considered are professional standing in their chosen field and in the communities served by the Corporation, expertise in the financial services industry, civic and community involvement, leadership skills, and intelligence. The GNC also considers geographic representation of the Board from within the markets the Corporation serves and seeks candidates who can help ensure the Board has members with a representative mix of skills in finance, technology, marketing, community and business affairs, human resources, and governance.

Diversity of Director Nominees

As stated above, in considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the GNC considers a number of criteria, including, without limitation, the candidate’s integrity, business acumen, age, experience, commitment, diligence, geographic representation, conflicts of interest, and ability to act in the interests of all stockholders. The GNC believes diversity should be considered in the director identification and nomination process. The GNC seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The diversity of the Board is evaluated on a continuing basis by assessing whether varying viewpoints are routinely presented, evaluating the individual performance and contributions of each Director, and ensuring that varying perspectives are presented on key issues.

Recommendations for Director Candidates

The GNC will consider all stockholder recommendations for director candidates which are received prior to February 15th each year. Any such recommendations should be sent to the GNC, c/o Secretary of First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. The Corporation believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. The Committee also considers candidates recommended by current directors, officers, employees, and others. The Committee evaluates all nominees for director in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

Named executive officers who are not directors of the Corporation, including their title, age, and year they became an officer of the Corporation, are set forth in the chart below, which is followed by a brief biography describing each named executive officer’s business experience.

Name and Title	Age	Executive of the Corporation Since
Jason R. Belcher, Senior Vice President, Chief Risk Officer, and Secretary of First Community Bank	41	2016
David D. Brown, Chief Financial Officer and Secretary of Corporation and Chief Financial Officer of First Community Bank	43	2006
E. Stephen Lilly, Chief Operating Officer of Corporation and Executive Vice President and Chief Operating Officer of First Community Bank	57	2000

Jason R. Belcher, Senior Vice President, Chief Risk Officer, and Secretary of First Community Bank.

Mr. Belcher has served as Chief Risk Officer of First Community Bank since March 2, 2015, and has been employed by the Corporation and/or one of its subsidiaries since 2005. Immediately prior to his current position, Mr. Belcher served First Community Bank as a Market President and has also previously served as Finance and Tax Director as well as Treasurer. Mr. Belcher, a Certified Public Accountant, earned his Bachelor of Science Degree in Business Administration from West Virginia University in 1999 and a Master of Accounting and Information Systems Degree from Virginia Polytechnic and State University in 2006.

David D. Brown, Chief Financial Officer and Secretary of the Corporation and Chief Financial Officer of First Community Bank.

Mr. Brown has been Chief Financial Officer of the Corporation and First Community Bank since May 2006, and has been employed by the Corporation and/or one of its subsidiaries since 2005. Prior to joining the Corporation, Mr. Brown served in various positions including Corporate Auditor of United Bankshares, Inc. from 1999 to 2005. From 1997 to 1999, Mr. Brown practiced in the field of public accounting, concentrating his work on tax, accounting, and auditing across a variety of industries. Mr. Brown is a Certified Public Accountant and holds Master of Public Accountancy and Bachelor of Science degrees from West Virginia University.

E. Stephen Lilly, Chief Operating Officer of the Corporation, Executive Vice President and Chief Operating Officer of First Community Bank.

Mr. Lilly has been Chief Operating Officer of the Corporation and First Community Bank since June 2000. Mr. Lilly has been employed by the Corporation and/or one of its subsidiaries since 1997. Mr. Lilly has also served in a variety of banking positions and capacities with the Corporation and other banking organizations where he supervised and managed a number of operational elements, implemented new technologies, and successfully migrated and consolidated bank operations and data. Mr. Lilly also has significant experience in process engineering and customer service management.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board regularly reviews corporate governance developments and considers modifications to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight. The Board of Directors believes that each member has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires members of the Board of Directors to be actively engaged in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the Board of Directors through its review of the Corporation’s compliance with regulations set forth by its regulatory authorities, including recommendations contained in regulatory examinations.

Because the Corporation believes risk oversight is the responsibility of each member of the Board of Directors, it does not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each committee concentrates on specific risks for which it possesses expertise, and each committee regularly reports to the Board of Directors on its findings. For example, the Audit, Compliance, and Enterprise Risk (the “ACER”) Committee regularly monitors the Corporation’s exposure to certain reputational risks by establishing and evaluating the effectiveness of its programs to report and monitor fraud and by monitoring the Corporation’s internal controls over financial reporting, while the Asset/Liability Management Committee of the Corporation’s banking subsidiary monitors liquidity and interest rate risk, and the Corporation’s Compensation and Retirement Committee (the“CRC”) monitors risks associated with the design and administration of Board and employee compensation.

The Chief Executive Officer, President, other named executive officers, and certain other key officers and executives of subsidiaries (collectively, the “Senior Management Team”) assess and manage the Corporation’s risk exposure. The Board and its committees provide oversight in connection with those efforts.

Independence of Directors

The Board of Directors annually reviews the relationships of each of its members with the Corporation to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. Factors considered include, but are not limited to: each Director’s employment history with the Corporation, if any; compensation by the Corporation to each Director and their family members, if any; and the report of the GNC Chairman, which, for 2017, indicated that no related party transactions with any Director were such that they could constitute a material relationship with the Corporation. After considering each Director’s individual circumstance, the Board determined that, with regard to the following Directors and nominees, there are no circumstances or relationships which would interfere with the exercise of independent judgment as a director: W. C. Blankenship, Jr.; C. William Davis; Samuel L. Elmore; Richard S. Johnson; I. Norris Kantor; and M. Adam Sarver. Accordingly, these Directors and nominees are considered independent. Directors Stafford, II and Mills are not independent solely because they are named executive officers of the Corporation.

The NASDAQ listing standards contain additional requirements for members of the ACER Committee, the Compensation and Retirement Committee, and the GNC. All of the directors serving on these are independent under the additional requirements applicable to such committees.

The Board of Directors and Board Meetings

Board Leadership Structure. William P. Stafford, II currently serves as Chief Executive Officer of the Corporation and as Chairman of the Board of Directors. The role of the Chief Executive Officer is to set the strategic direction for the Corporation and manage its performance, while the Chairman of the Board is tasked with setting the agenda for Board meetings and presiding over meetings of the Board. The Board of Directors believes combining the roles of Chief Executive Officer and Chairman is in the best interests of the Corporation at this time, as doing so best positions the Corporation to carry out its strategic plan for core growth and enhanced performance; increases value for shareholders; provides for greater accountability and transparency; enhances oversight of operations; and provides for greater Board involvement. Director Blankenship is the Lead Independent Director and Vice Chairman of the Board. Director Blankenship serves as Chairman of meetings of the Independent Directors.

Standards of Conduct. All directors, named executive officers, and other employees of the Corporation must act ethically at all times and in accordance with the policies comprising the Corporation’s Standards of Conduct (the “Code”), which is available at the Corporation’s website (www.firstcommunitybank.com under “Investor Relations”). Certification of compliance with the Code is required on an annual basis. Only the Board of Directors may waive a provision of the Code for directors and named executive officers and will only do so for just cause in an instance where the underlying ethical objective will not be violated. No waivers were granted to any director or officer during 2017. Amendments to the Code will be published on the Corporation’s website, as required by SEC rules. If an actual or potential conflict of interest arises for a director, the director must promptly inform the Board.

Communicating Concerns to Directors. The ACER Committee and the non-management directors have established procedures to enable any employee who has a concern about accounting, internal accounting controls, or auditing matters related to the Corporation to communicate that concern directly to the Board through an e-mail or written notification directed to the Chairman of the ACER Committee. Such communications may be confidential or anonymous. During orientation, employees are informed how to submit such communications and a notice explaining the same is set forth in the employee handbook, on the Corporation’s Intranet, and can be found posted on bulletin boards at each location of the Corporation and its subsidiaries. The status of any unresolved concern is reported to the non-management directors of the Board periodically by the Chairman of the ACER Committee.

Stockholder Communications. Stockholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director. Stockholders may address such communication to Secretary, First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989, and all communications so addressed will be forwarded to the Chairman of the Board of Directors or to the individual director to whom such correspondence is directed, without exception.

Board Meetings. In 2017, the Board of Directors held nine (9) regular meetings and one (1) special meeting. No member attended fewer than seventy-five percent (75%) of the Board meetings or committee meetings on which the member sits. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and stockholder meetings. It is the Board’s policy that the directors should attend the Annual Meeting absent exceptional circumstances. All current directors attended the 2017 Annual Meeting.

Meetings of Non-management Directors. The non-management directors met without any management director or other employee present on at least two (2) occasions in 2017.

Board Committees

The Board of Directors has four (4) standing committees: the ACER Committee, the Executive Committee, the CRC, and the GNC. For each of these committees, except the Executive Committee, the Board of Directors has adopted a written charter, a current copy of which is available for review and/or printing on the Corporation’s website at www.firstcommunitybank.com under Investor Relations.   Each such charter is reviewed and approved annually by the relevant committee and by the Board.

Audit Compliance and Enterprise Risk Committee. On April 26, 2016, the Board of Directors unanimously voted to constitute and establish the ACER Committee by ratification of the ACER Committee Charter previously approved by the former Audit Committee. The ACER Committee combines the functions of the former Audit Committee with those of the banking subsidiary’s Compliance and Enterprise Risk Committees to provide Committee members a more holistic view of the financial, legal, and regulatory risks affecting the Corporation and its banking subsidiary.

The members of the ACER Committee are Director Blankenship, who chairs the Committee; Director Johnson; Director Kantor; and Director Sarver. All members of the ACER Committee are independent. Director Johnson is the audit committee financial expert, as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The ACER Committee is primarily concerned with the integrity of the Corporation’s financial statements, the independence and qualifications of the independent registered public accounting firm, and the performance of the Corporation’s internal audit function and independent registered public accounting firm. Its duties include but are not limited to: (1) selection and oversight of the independent registered public accounting firm; (2) review of the scope of the audit to be conducted by the independent registered public accounting firm, as well as the results of their audit; (3) oversight of the Corporation’s financial reporting activities, including the annual report and the accounting standards and principles followed; (4) discussion with the Senior Management Team and other relevant employees of risk assessment and management policies, including risk relating to the financial statements and financial reporting process and the steps taken by management to monitor and mitigate such risks; (5) approval of audit and non-audit services provided to the Corporation by the independent registered public accounting firm; (6) review of the organization and scope of the Corporation’s internal audit function and its disclosure and internal controls; and (7) oversight of regulatory compliance and enterprise risk management. The ACER Committee held eight (8) meetings during 2017. The ACER Committee’s report is on page 35.

Executive Committee. The members of the Executive Committee are Director Stafford II, who chairs the Committee; Director Blankenship; Director Davis; Director Elmore; Director Johnson; Director Kantor; Director Mills and Director Sarver. The Executive Committee did not meet in 2017. The Committee, subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board to act between meetings of the Board, except for certain matters reserved to the Board by law.

Compensation and Retirement Committee. The members of the CRC are Director Johnson, who chairs the Committee; Director Blankenship; and Director Kantor. All three (3) members of the CRC are independent. The CRC’s primary duties and responsibilities are to: (1) review, evaluate, and determine annually compensation of the Chief Executive Officer and President; (2) review, evaluate, and approve annually compenstion of each other named executive officer; (3) review, evaluate, and approve annually compensation of the Senior Management Team; (4) review, evaluate, and approve all incentive and equity-based compensation; and (5)  review, evaluate, and approve the proxy statement Compensation Discussion and Analysis and the CRC report. While the CRC receives input from the Chief Executive Officer and President, who play a significant role in the compensation setting process, as well as other members of management, as needed, the ultimate decision regarding compensation of the named executive officers rests with the CRC. Further, the Chief Executive Officer and President do not participate in these matters as they relate to their respective compensation. For a full discussion of the CRC and management’s respective roles administering the executive compensation program, please see the Compensation Discussion and Analysis. The CRC does not delegate any of its responsibilities to subcommittees. The CRC held four (4) meetings in 2017. The CRC’s report is on page 19.

Compensation and Retirement Committee Interlocks and Insider Participation. None of the members of the CRC are or were formerly employed by the Corporation or any of its subsidiaries. Finally, none of the named executive officers of the Corporation served on any compensation committee or any board of directors of another company of which any of the Corporation’s Board members was also an executive officer.

Governance and Nominating Committee. The members of the GNC are Director Blankenship, who chairs the Committee; Director Elmore; Director Kantor; and Director Sarver. All four (4) members of the Committee are independent. The Committee’s responsibilities include the selection of director nominees for Board service and the development and review of governance guidelines. The Committee also: (1) oversees evaluations of the Board, as well as director performance and Board dynamics; (2) makes recommendations to the Board concerning the structure and membership of Board committees; and (3) reviews, approves, and ratifies significant transactions with related persons. This Committee held four (4) meetings in 2017.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis details the Corporation’s compensation program as it applies to the named executive officers, as listed in the Summary Compensation Table on page 20. Further, this discussion also seeks to provide an overview of the Corporation’s general compensation philosophy for its employees, most significantly the Senior Management Team and certain other employees who are granted equity or other incentive compensation. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes, and the additional tables and narrative disclosures that follow.

Compensation Philosophy and Objectives

The goal of the Corporation’s compensation program is to retain and reward named executive officers and key employees who create long-term value for stockholders through consistent financial and operating performance coupled with strong leadership. This overriding objective affects all elements of the compensation program. In addition, the Corporation desires to become the employer of choice and to be viewed as a model of best practices for executive and other compensation. The overall objective of the executive compensation program is to align the long-term interests of each member of the Senior Management Team as closely as possible with those of stockholders and motivating high performing executives to continue with the Corporation for long, productive careers.

Administration of the Executive Compensation Program

The CRC meets as often as necessary to perform its duties and responsibilities. The CRC met four (4) times during calendar year 2017. The CRC typically meets with the Chief Executive Officer and President of the Corporation and, when appropriate, the Chief Financial Officer, legal counsel, and/or outside compensation advisors selected and retained by the CRC. The CRC receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the CRC, as well as materials the CRC has specifically requested.

The CRC meets regularly in executive session, without the presence of any employee, including at least annually to evaluate the performance of the Chief Executive Officer and President, to set performance objectives for the Chief Executive Officer and President, and to set base compensation for the Chief Executive Officer and President. The CRC also annually reviews, evaluates, and approves the compensation of each other named executive officer; reviews, evaluates, and approves the compensation of the Senior Management Team; reviews, evaluates, and approves all incentive compensation; and reviews, evaluates, and approves any grants of long term retention and equity compensation.

Considerations Used to Determine Compensation

Below is a summary of factors considered by the CRC in setting compensation for named executive officers. The CRC performed its evaluation of compensation in light of each named executive officer’s performance, the Corporation’s performance, the current economic environment, the Corporation’s long-standing practice of prudent executive compensation administration, and shareholder input.

Emphasis on Consistent and Sustained Performance. The Corporation’s compensation program provides pay opportunities for those demonstrating superior performance for sustained periods. Each of the named executive officers has served the Corporation for many years, and each has held diverse positions with growing levels of responsibility. Relative compensation reflects previous contributions and anticipated future contributions to the Corporation’s long-term success. In evaluating sustained performance, the Corporation also gives weight to the relative performance of each named executive officer in his or her particular industry segment or function. The CRC also uses its judgment in determining or approving compensation adjustments and incentive awards, if any. This long-term view has the effect of encouraging focus on long-term financial performance.

Importance of Corporation Results. The CRC places substantial weight on the Corporation’s overall financial success, including achievement of short and long-term strategic goals and annual financial results. The CRC is of the opinion that the named executives share the responsibility of supporting the Corporation’s overriding goals and objectives as part of the management team.

Shareholder Input on Executive Compensation. At the 2017 Annual Meeting, the Corporation conducted a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say on pay” vote. Shareholders approved the compensation of the named executive officers with approximately 96.84% of shareholder votes in favor of the then stated executive compensation program and 3.16% against.

As the CRC evaluated executive compensation policies and practices throughout 2017, it was mindful of the strong support shareholders expressed for the then current compensation program. While changes were made to the compensation of the named executive officers, the CRC believes that such changes are consistent with the philosophy and objectives supported by the shareholders in 2017.

Judgment Versus Formula-Driven. The CRC does not use formulas in determining the level or mix of compensation. It evaluates a wide range of quantitative and qualitative factors, which include consistency in reaching targeted goals, the ability to perform in both good and challenging economic times, a history of integrity, evidence that the named executive officer uses good judgment, and his or her ability to lead and create future value for the Corporation.

Risk Considerations in the Compensation Program. The CRC views the Corporation’s compensation program with a long-term focus. Under the program, the greatest amount of compensation can be achieved over long periods of time through sustained superior performance. The Corporation believes this provides a strong incentive to manage the Corporation for the long term with a clear message to avoid excessive risk in the near term. The CRC maintains full discretion to adjust compensation based upon performance and adherence to the Corporation’s values.

In 2017, the CRC continued its extensive review of the relationship between risk management and incentive compensation to ensure that incentive compensation does not encourage engaging in unnecessary or excessive risks that threaten the value of the Corporation. The CRC concluded that the Corporation’s compensation policies and practices do not encourage excessive or inappropriate risk and instead encourage behaviors that support sustainable long-term value creation. For instance, the CRC does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value. Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress focused on longer-term goals.

Future Compensation Opportunity. The CRC intends to continue to provide a mix of different compensation elements. The CRC believes that each named executive officer should have a portion of his or her compensation be contingent upon how well the Corporation operates and how well its stock performs in the long run.

Use of Compensation Consultants. As part of the Corporation’s ongoing effort to ensure its compensation program complies with industry best practices and to ensure compliance with the enhanced level of regulation and scrutiny on executive compensation, the CRC exercises its authority to retain independent compensation consultants, as needed, to provide technical advice and information related to compensation for all employees of the Corporation. While the CRC did not engage any compensation consultant in 2017, the executive compensation methodology continued in 2017 was previously developed with the assistance of Mathews, Young -- Management Consulting (“Mathews Young”).

Components of Executive Compensation

The principal components of the executive compensation program are:

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Base Compensation. The amount of base compensation for each named executive officer depends upon the scope of his or her duties, his or her individual performance, length of service, and his or her leadership ability. Current salary impacts decisions regarding salary adjustments relative to peers (within and outside the Corporation). Base compensation is paid in the form of cash at regular payroll intervals along with all other employees of the Corporation and is reviewed annually.

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Annual Incentive Compensation. For each named executive officer, the CRC may award discretionary cash and/or restricted stock incentive compensation based upon the previous year’s performance as evaluated by the CRC, Chief Executive Officer, and President (except the Chief Executive Officer and President do not participate in their respective incentive determinations).

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Long-Term Retention and Equity Compensation. The Corporation’s equity incentive program is designed to reward long-term performance, retain named executive officers, and align executives’ interests with those of stockholders. The CRC uses stock options and stock awards which are designed to deliver reasonable, but meaningful, equity interests in the Corporation.

The CRC attempts to balance the various elements of compensation among annual base compensation (current cash payments), annual incentive awards (when appropriate), and long-term retention and equity awards. In addition to these principal components, the compensation program also includes employment contracts which include change in control provisions, deferred compensation elections, retirement plans, a supplemental executive retirement plan and other perquisites and benefits, each of which are discussed in this Compensation Discussion and Analysis with respect to the named executive officers.

Base Compensation. Named executive officers receive base compensation in the form of a base salary. Levels of base salary are established annually under a program intended to maintain parity among the Senior Management Team based on levels of responsibility and the competitive market for executives in comparable positions. Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, the CRC considers qualifications and experience, scope of responsibilities, future potential, established goals and objectives, past performance, competitive salary practices at competitive companies, internal pay equity, and the tax deductibility of base salary.

Based on the above criteria, the Chief Executive Officer and President recommend base salaries for all named executive officers to the CRC for their consideration, except the Chief Executive Officer and President do not participate in their respective base compensation determinations. The CRC then considers and approves or declines base salary adjustments for all named executive officers. Based on the above criteria, the CRC also adjusts base salary for the Chief Executive Officer and President.

Prior to appointment to their present positions, Mr. Stafford, II had served as a Board member since 1994 and as Chairman of the Board since 2010, and Mr. Mills had served as an officer of the Corporation’s banking subsidiary since 1998, including serving as its Chief Credit Officer since 2007. When Mr. Stafford, II and Mr. Mills assumed their present positions in the third (3rd) quarter of 2013, the CRC set base compensation for each commensurate with the responsibilities of each position and their prior experience, but which also reflected their absence of prior experience in their new roles. With respect to Mr. Stafford, II, initial base compensation also reflected his agreement with the Board to spend the significant majority, but less than all, of his time in management of the Corporation, which allowed Mr. Stafford, II to continue to practice law on a much reduced scale as a member of the law firm Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC. Based on consideration of the above factors, and the relatively short time since assuming their present positions, the CRC did not adjust base compensation for the Chief Executive Officer or President in 2014. During the 2015 fiscal year, the CRC noted that Messrs. Stafford, II’s and Mills’ base salaries were below the lowest end of the peer review data.  Accordingly, the CRC adopted a plan to increase their base salaries over a period of three (3) years, with each annual increase independently considered by the CRC at that time. Based on the aforesaid considerations, Mr. Stafford, II received an 11.11% increase in his base salary for the 2017 fiscal year and Mr. Mills received a 12.50% increase in his base salary for the 2017 fiscal year.  In a continued effort to more closely align their salaries with peers and provide for cost of living adjustments, Mr. Brown received an approximate 4% increase in his base salary; Mr. Lilly received an approximate 2% increase in his base salary; and Mr. Belcher received an approximate 5.41% increase in his base salary. Please see the Summary Compensation Table on page 20 for more information about the 2017 base salaries of named executive officers.

Discretionary Annual Incentive Compensation. For each named executive officer, the CRC may award incentive compensation based upon the previous year’s performance as evaluated by the CRC, Chief Executive Officer and President (except the Chief Executive Officer and President do not participate in their own respective incentive determinations). Please see the Summary Compensation Table on page 20 for more information about annual incentive compensation awarded to named executive officers in 2017, based on 2016 performance.

In December 2015, the CRC adopted an executive and board incentive compensation methodology which provides for suggested amounts of annual incentive compensation to be paid to named executive officers and other members of the Senior Management Team in the form of cash bonuses (75%) and grants of Corporation stock (25%) which are subject to a two (2) year restriction on their sale and clawback by the Corporation should a restatement of the financial statements be required. The methodology is partially based on certain evaluation criteria, including but not limited to Corporation performance compared to strategic objectives as measured by incentive compensation scorecards, Corporation performance compared to strategic objectives not measured by scorecards, and the overall financial and strategic performance of the Corporation. Scorecards are developed and/or reviewed on an annual basis by the CRC in conjunction with review by the Board of Directors of the Corporation’s strategic plan. Financial measurements within the scorecard are calculated using audited financial information obtained from the Corporation’s filed Form 10-K. The scorecard methodology defines suggested maximum incentive compensation payout as a percentage of each executive’s base compensation within a defined return on average equity (“ROAE”) range. Equity compensation, incentive compensation, or other forms of compensation for executives are excluded from the incentive compensation calculation. No incentive compensation is awarded if annual ROAE is 6.50% or less. The scorecard methodology encompasses key performance indicators (“KPI’s”), which align with the Corporation’s strategic plan objectives and annual financial budget. Each KPI is assigned a weighting. Some KPI’s vary over time (both as to identity and amount). The KPI’s under the current scorecard methodology include: Return on Average Assets (ROAA); Earnings Per Share (EPS); and Efficiency Ratio, among others, and include a discretionary component. A performance objective, or target, is established for each KPI. Recognizing the difficulty in precisely defining the appropriate target, and to further discourage imprudent or excessive risk taking, a range of acceptable performance is defined representing the minimum level of performance and maximum level of performance relative to target that results in an incentive compensation payout for that KPI. This methodology was employed to provide suggested compensation awarded in 2017, based on 2016 performance.

However, this methodology provides only a suggested incentive compensation amount based on general guidelines that the CRC may consider in its decision making process. Sole discretion as to the terms and conditions of any award, including whether or not to grant incentive compensation and in what amounts, remains with the Board, acting directly through the CRC. The CRC continues to oversee all aspects of the design, payment, and monitoring of executive incentive compensation. Further, the Corporation’s Board of Directors retains authority to review and approve or disapprove all CRC action. The ultimate goal of both the CRC and the Board in granting incentive compensation is to align the interests of recipients with that of shareholders and encourage long-term strategic thinking and performance while at the same time discouraging imprudent, unreasonable or excessive risk taking.

In 2016, the Corporation’s budgetary, strategic and operational achievements were such that the CRC considered them sufficient to warrant payment in 2017 of the recommended amount of discretionary annual incentive compensation to the named executive officers and certain other employees. The CRC, with input from management regarding budget and performance, chose to award incentive compensation to the named executive officers as set forth in the Summary Compensation Table on page 20. Such incentives to the named executive officers were paid in the form of cash (75%) and restricted stock (25%). The CRC believes that paying some portion of incentive compensation in the form of stock is a best practice that serves to facilitate its goal of aligning the interests of the named executives with those of shareholders by giving the named executives a long-term stake in the Corporation’s success.

Long-Term Retention and Equity Compensation.

Ideology and Mechanism. As is evidenced by the Corporation’s Stock Ownership Policy discussed on page 19, the CRC believes that long-term retention and equity compensation should be an integral and ongoing component of the compensation program because it has the effect of further promoting the Corporation’s commitment to sound corporate governance, retaining and motivating the named executive officers, aligning their financial interests with the interests of stockholders, specifically discouraging imprudent, unreasonable, or excessive risk taking, and rewarding them for achievement of the Corporation’s long-term strategic goals. Accordingly, the CRC has developed an equity compensation methodology that is consistent with this philosophy and is specifically designed to assist in achieving the aforesaid stock ownership objectives. Under this methodology, the CRC may grant either stock options or restricted stock awards to the named executive officers. Stock options provide the named executive officers with the opportunity to purchase and maintain an equity interest in the Corporation and to share in the appreciation of the value of the stock. When granting restricted stock, the CRC determines the applicable vesting schedule reflecting attainment of designated performance goals and/or other criteria specified in the award documents. The CRC may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a restricted stock award during the period prior to lapse. As a mechanism for executing these objectives, on February 28, 2012, the Board of Directors approved the First Community Bancshares, Inc. 2012 Omnibus Equity Compensation Plan (the “2012 Plan”), which in turn was approved by the stockholders at the 2012 Annual Meeting. The Board of Directors effectively replaced all prior equity plans with the 2012 Plan that conforms to current best governance practices.

While the decision whether to award equity compensation remains in the sole discretion of the CRC, subject to approval or disapproval by the Board of Directors, in 2015, the CRC adopted an equity compensation methodology to serve as a guideline and bring additional consistency and objectivity to the design and award of equity compensation. Under the methodology, any grant of stock to directors, named executive officers, or other members of the Senior Management Team is subject to a ratable three (3)-year vesting schedule and is further subject to a five (5)-year holding period subsequent to vesting. Most other grants of stock to other employees are in the form of incentive stock options with a three (3)-year cliff vesting schedule and expire ten (10) years after vesting. The CRC will not grant any equity compensation in any year in which the Corporation’s minimum three (3)-year rolling ROAE is below 7.00%, or such other minimum ROAE as determined by the CRC from time to time considering economic conditions, operating results, and adjustments to the Corporation’s strategic plan goals. The financial measurements utilized in the administration of the equity compensation methodology are calculated using audited financial information.

Current Long-Term Retention and Equity Compensation Grants. Consistent with the equity compensation methodology developed in 2015, on March 27, 2017, the CRC awarded long-term incentive equity compensation under the 2012 Plan to the named executive officers and other members of the Senior Management Team in the form of transfer-restricted shares. Such shares will vest over a three (3) year period beginning on or about March 27, 2018.

Considerations Used in Setting Base Compensation for 2017 and Annual Incentive Compensation for 2016 Performance

Each year, and on a continuing basis, the Corporation develops short and long-term objectives necessary for it to be successful. These objectives for the most part mirror the Corporation’s strategic plan and annual financial budget planning sessions, during which the Corporation’s performance and growth opportunities are analyzed and goals and objectives are established for the upcoming year(s). These objectives include both objective financial metrics and quantitative and qualitative strategic and operational goals. The CRC uses these objectives to evaluate the performance of the Chief Executive Officer and President. However, each financial metric or quantitative goal used by the CRC in this process is only one of many considerations. Resulting evaluations and any resulting incentive or other compensation is not exclusively formula-driven. This process is designed to focus the Board, the CRC, and the entire Senior Management Team on factors that create long-term stockholder value. The CRC discusses with the Chief Executive Officer and President these factors as they relate to their respective compensation; provided, however, that the Chief Executive Officer and President do not participate in the final determination of their respective compensation.

In 2017, the CRC worked closely with the Chief Executive Officer and President to monitor base and incentive compensation of other named executive officers. The CRC’s goal is to achieve a balance of base compensation and incentives that both contributes to retention of a highly qualified Senior Management Team and ensures that the Corporation remains competitive over the long term.

Each of the other named executive officers is a leader of an individual business or function of the Corporation. As part of the Senior Management Team, they report directly to the President, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. These objectives are reviewed with the CRC and are also derived largely from the Corporation’s financial, budget and strategic planning processes. The President assesses each named executive officer’s individual performance against the objectives, the Corporation’s overall performance, and the performance of the named executive officer’s business or function. The Chief Executive Officer and President then report base compensation levels, including any adjustments, as well as proposed annual incentive compensation for each named executive officer to the CRC. The CRC then approves proposed annual incentive compensation and/or long-term retention and incentive equity compensation, if any, for the named executive officers, other members of the Senior Management Team, and other employees. The named executive officers do not play a role in the determination of their compensation except for their discussion with the Chief Executive Officer, President, and/or CRC regarding their individual performance against predetermined objectives.

Retirement Plans

The Corporation maintains certain retirement plans for some or all employees as follows:

KSOP Plan. The Corporation offers a qualified defined contribution Employee Stock Ownership and 401(k) plan known as the “KSOP” to most of its employees, including the named executive officers. The KSOP Plan is administered by the CRC.

WRAP Plan. In addition to the KSOP, the Corporation provides a non-qualified deferred compensation plan (discussed in more detail elsewhere in this proxy statement) referred to as the “WRAP” plan because the named executive officers, as well as certain other key employees, are unable to fully participate in the KSOP due to certain restrictions on their deferrals based upon annual testing limits imposed by the Internal Revenue Code. The WRAP plan allows highly compensated participants to defer a portion of their compensation that may not otherwise be deferred under the Corporation’s qualified plan. The WRAP plan is intended to promote retention of key employees by providing a long-term savings vehicle on a tax efficient basis.

SERP. The Corporation provides a defined retirement benefit to certain named executive officers and certain other key employees pursuant to a supplemental executive retention plan (the “SERP”). Each executive’s SERP is unfunded and designed to provide a benefit paid upon separation from service at or after age sixty-two (62). The benefit is targeted at a maximum of thirty-five percent (35%) of final average compensation subject to an annual benefit limit of $80,000. Final average compensation is calculated as the average of the participant’s last three (3) full calendar years’ compensation, which compensation is determined by assuming a three percent (3%) compound annual rate of increase to the participant’s annualized base monthly salary as of the date that the participant enters the SERP. Vesting is on a graded schedule as follows: twenty-five percent (25%) vesting after five (5) years of service; fifty percent (50%) vesting after ten (10) years of service; seventy-five percent (75%) vesting after fifteen (15) years of service; an additional five percent (5%) vesting for each year of service beyond fifteen (15) years, and full vesting after twenty (20) years of service or upon reaching age sixty-two (62).

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, named executive officers receive other benefits and items of compensation. Such benefits and other items of compensation include, among others: group life insurance, club dues, and automobile allowance. These benefits are provided to increase the availability of the named executive officers to focus on the business of the enterprise. The costs associated with providing these benefits and other items of compensation for our named executive officers are reflected in the Summary Compensation Table on page 20. A chart disclosing the value of these additional items is found on page 21 entitled “All Other Compensation and Benefits.”

Named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as flexible spending accounts for reimbursement of medical expenses. The CRC has chosen to disclose all perquisites provided to our named executive officers in the Summary Compensation Table on page 20 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Deferred Compensation Opportunities

Another aspect of the executive compensation program is the First Community Bancshares, Inc., Deferred Compensation Plan, referred to as the WRAP and a separate Directors’ Deferred Compensation Plan. The WRAP and the Directors’ Deferred Compensation Plan are voluntary, non-tax qualified, deferred compensation plans available to directors and certain employees, which employees include all of the named executive officers, to enable them to save for retirement by deferring a portion of their base and/or annual incentive compensation or director fees. The Directors’ Deferred Compensation Plan does not require the Corporation to make matching contributions. The WRAP, which is intended to mirror the Corporation’s qualified KSOP can include a discretionary match that coincides with a match made to the KSOP to the extent any employee, including the named executive officers, cannot otherwise receive a match in the KSOP. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time based on individual fund elections similar to what participants in the KSOP are permitted to make. The CRC believes that these deferred plans are competitive with that provided by other banks with which we compete for executive and director talent. Please see the section entitled “Deferred Compensation Opportunities” included the related tables beginning on page 18 for additional information about the Deferred Compensation Plan for named executive officers.

Employment Contracts

The Corporation provides the named executive officers with written employment contracts. There is no golden parachute, tax gross-up, or other similar type provisions contained in these contracts. See the section entitled “Potential Payments Upon Termination,” including the related tables, beginning on page 27 for an estimate of the benefits that the named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Subsequent to reorganization of the executive management team in 2013 and 2014, management and the CRC developed an improved, prototype executive employment agreement. Each of the Corporation’s named executive officers has executed the new prototype agreement. The new agreements result in greater uniformity among the named executive officers concerning the terms of their employment. The execution and provisions of said agreements was previously reported on a Form 8-K filed on April 16, 2015.

The prototype agreement has an initial term of three (3) years and automatically extends for an additional year each January 1st unless the Corporation or the respective executive gives notice that the employment term will not be extended. Each agreement provides for continuation of base salary for thirty-six (36) months, in the event of a change of control coupled with terminated employment either without “Cause” by the Corporation or by the executives for “Good Reason” (as these terms are defined in the agreements). The Corporation may terminate the employment of any executive at any time for “Cause” without further obligation owed. If the Corporation terminates employment for any reason other than for “Cause” or the executive terminates his employment for “Good Reason”, the Corporation will generally be obligated to provide compensation and benefits specified in the agreement for the balance of the term of the agreement. Upon the termination of employment, the executive will be subject to non-competition and non-solicitation restrictions. If the executive dies while employed by the Corporation, the Corporation will pay his or her estate through the end of the month in which his death occurs. If their employment is terminated as a result of permanent disability as determined pursuant to the agreement, then the Corporation has the right to terminate employment before the end of the applicable term.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, publicly held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. However, as a result of changes made by the Tax Cuts and Jobs Act of 2017, starting with the 2018 fiscal year Section 162(m) prohibits deducting compensation, including performance-based compensation, in excess of $1 million paid to anyone who serves as the chief executive officer or chief financial officer, or who is among the three most highly compensated executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the CRC has not adopted a policy requiring all compensation to be deductible. However, the CRC considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2017, none of the named executive officers received compensation that the Corporation could not deduct by reason of Section 162(m) either before of after the changes made by the Tax Cuts and Jobs Act of 2017.

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interests of stockholders for the named executive officers and directors to own a significant amount of Common Stock of the Corporation. To that end, the Corporation has adopted the First Community Bancshares, Inc. Stock Ownership Policy. The policy encourages ownership of the Corporation’s Common stock by the directors and officers in order to align the interests of the Corporation’s stockholders with the Corporation’s key decision makers. Although minimum stock ownership guidelines are set forth in the policy for the Senior Management Team and directors, all officers and directors of the Corporation are encouraged to hold as many shares of the Corporation as practical given their individual situation.

Compensation and Retirement Committee Report

The CRC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the CRC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2017 Annual Report on Form 10-K and the Corporation’s 2018 proxy statement. The following independent directors, who comprise the CRC, provide this report:

Richard S. Johnson (Chairman)

W.C. Blankenship, Jr.

I. Norris Kantor

2017 Summary Compensation Table

						Change in
						Pension
						Value and
						Non-
						qualified
						Deferred	All
						Compen-	Other
Name of Individual /				Stock	Option	sation	Compen-
Capacities Served	Year	Salary	Bonus (1)	Awards (2)	Awards	Earnings (3)	sation (4)	Total (5)

William P. Stafford, II	2017	$400,001	$81,000	$81,020	$-	$51,407	$54,374	$667,802
Chief Executive Officer	2016	360,000	63,002	63,020	-	58,052	40,493	584,567
	2015	280,010	37,502	12,503	-	51,189	30,691	411,895

Gary R. Mills	2017	540,001	108,000	108,027	-	39,813	74,809	870,650
President	2016	480,000	94,503	94,530	-	93,969	57,282	820,284
	2015	420,014	56,250	18,754	-	12,128	43,008	550,154

David D. Brown	2017	260,000	56,250	56,285	-	4,526	42,494	419,555
Chief Financial Officer	2016	249,999	54,002	54,002	-	5,931	32,251	396,185
	2015	240,011	42,188	14,070	-	10,357	30,313	336,939

Jason R. Belcher	2017	195,000	41,625	41,659	-	-	34,904	313,188
Chief Risk Officer of First Community Bank	2016	184,999	36,565	36,580	-	-	25,241	283,385

E. Stephen Lilly	2017	262,180	57,834	57,842	-	76,205	48,765	502,826
Chief Operating Officer	2016	257,040	56,700	56,710	-	66,661	45,912	483,023
	2015	252,000	18,900	6,302	-	58,315	44,476	379,993

(1)	Bonus paid in 2017 for 2016 performance.
(2)

All stock awards granted in 2017 were made under the 2012 Plan and represent (1) 25% of each named executive officer’s discretionary incentive compensation granted on March 10, 2017, subject to a two (2) year claw back restriction; and (2) long-term retention and equity compensation granted on March 27, 2017, in the form of restricted stock which will vest over three (3) years beginning March 27, 2018, and remain restricted for a period of five (5) years. Vesting is based upon continued employment through the vesting date. All restricted shares will immediately vest upon a change of control of the Corporation or the named executive officer’s death, disability or retirement. The stock grant amounts for 2017 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3)

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the SERPs. The net present value of the retirement benefits used to calculate the net change in benefits was determined using the same assumptions used to determine the Corporation’s retirement obligations and expense for financial statement purposes. Additional information about the SERP is included on page 17. We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the table.

(4)	The amounts in this column are detailed on the following table entitled “2017 All Other Compensation.”
(5)

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2017: Mr. Stafford, II – seventy-two percent (72%); Mr. Mills – seventy-four percent (74%), Mr. Brown – seventy-five percent (75%); Mr. Belcher – seventy-six percent (76%) and Mr. Lilly – sixty-four percent (64%).

2017 All Other Compensation and Benefits

The Corporation provides the named executive officers with other perquisites and personal benefits as shown in the “All Other Compensation” column of the “2017 Summary Compensation Table.” The Corporation and the CRC believe these are reasonable and consistent with its overall compensation program and better enable the Corporation to attract and retain superior employees for key positions. The CRC periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. The Corporation provides additional detail of those benefits in the tables below.

		Retirement
		Plan	Split Dollar	Executive
		Matching	Life	Life
Name of Individual	Year	Contribution	Insurance (1)	Insurance (2)	Perquisites (3)	Total

William P. Stafford, II	2017	$34,608	$-	$10,166	$9,600	$54,374
	2016	26,193	-	4,700	9,600	40,493
	2015	16,769	-	4,322	9,600	30,691

Gary R. Mills	2017	45,774	-	11,747	17,288	74,809
	2016	36,011	-	6,060	15,211	57,282
	2015	23,500	-	4,942	14,566	43,008

David D. Brown	2017	25,088	-	3,306	14,100	42,494
	2016	15,839	-	2,312	14,100	32,251
	2015	14,076	-	2,137	14,100	30,313

Jason R. Belcher	2017	18,493	-	2,311	14,100	34,904
	2016	13,391	-	-	11,850	25,241

E. Stephen Lilly	2017	23,505	497	10,663	14,100	48,765
	2016	21,510	482	9,820	14,100	45,912
	2015	20,928	464	8,984	14,100	44,476

(1)	Imputed income on Corporation funded premiums or split dollar plans.
(2)	Corporation funded premium on executive life program.
(3)	Perquisites consist of country club dues and payments related to automobiles in each instance.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of stock awarded in fiscal year 2017 to the named executive officers.

					All Other		Grant
					Stock		Date
					Awards:	Exercise or	Fair
					Number of	Base Price	Value
		Estimated Future Payout Under			Shares or	of Option	of Stock
	Grant	Equity Incentive Plan Awards			Stock	Awards	and Option
Name	Date	Threshold (#)	Target (#)	Maximum (#)	Units (#) (1)	($/Sh)	Awards ($) (2)

William P. Stafford, II	03/10/17				1,052		$27,015
	03/27/17				2,122		54,005

Gary R. Mills	03/10/17				1,402		36,003
	03/27/17				2,830		72,024

David D. Brown	03/10/17				731		18,772
	03/27/17				1,474		37,513

Jason R. Belcher	03/10/17				541		13,893
	03/27/17				1,091		27,766

E. Stephen Lilly	03/10/17				751		19,286
	03/27/17				1,515		38,557

(1)	Awards granted on March 10, 2017 are stock awards granted under the discretionary bonus plan for performance in 2016. The shares are fully vested. Awards granted on March 27, 2017 are stock awards granted as long-term retention and equity compensation. These shares will vest over a period of three (3) years.
(2)	Amounts reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718.
The fair value was calculated by multiplying the shares awarded by the grant date closing price of $25.68 on March 9, 2017 and
$25.45 on March 26, 2017.

Outstanding Equity Awards at December 31, 2017

The following table includes information on the current holdings of unexercised stock option and stock awards that have not yet vested by the named executive officers as of December 31, 2017. Each equity grant is shown separately for each named executive officer.

	Option Awards				Stock Awards
							Equity Incentive
							Plan Awards
								Market or
							Number	Payout
							of	Value of
						Market	Unearned	Unearned
					Number	Value of	Shares,	Shares,
					of Shares	Shares or	Units or	Units or
					or Units	Units of	Other	Other
	Number of				of Stock	Stock	Rights	Rights
	Securities Underlying		Option	Option	That Have	That Have	That Have	That Have
	Unexercised Options (1)		Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested	Vested	Vested

William P. Stafford, II (2)	9,785		$12.07	12/19/21	1,453	$41,745	-	$-
					2,122	$60,965

Gary R. Mills	233		13.94	02/05/35	2,180	62,631	-	-
	865		24.65	02/05/35	2,830	81,306
	3,025		29.15	02/05/35

David D. Brown	-		-	-	1,246	35,798	-	-
					1,474	42,348

Jason R. Belcher	-		-	-	843	24,219	-	-
					1,091	31,344

E. Stephen Lilly	7,551		19.80	06/26/25	1,308	37,579	-	-
	1,078		13.94	06/26/25	1,515	43,526
	7,550		24.65	06/26/25
	7,550		29.15	06/26/25

(1)	All options listed in the above table are vested.
(2)	All options granted under the 2001 Directors Plan.

2017 Option Exercises and Stock Vested

The following table provides information for the named executive officers with respect to (1) stock option awards exercised during 2017, including the number of shares acquired upon exercise and the value realized at such time, and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized at such time, before the payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
	Shares		Shares
	Acquired on	Value	Acquired on	Value
Name	Exercise	Realized	Vesting	Realized (1)

William P. Stafford, II	-	$-	1,052	$27,015
Gary R. Mills	-	-	1,402	36,003
David D. Brown	-	-	731	18,772
Jason R. Belcher	-	-	541	13,893
E. Stephen Lilly	1,078	12,753	751	19,286

(1)	Total value realized on vesting is equal to the number of shares acquired on vesting multiplied by the market price of the underlying securities on the vesting date of March 10, 2017 of $25.68.

2017 Pension Benefits

The table below sets forth the details on pension benefits for the named executive officers under the following plan:

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year

William P. Stafford, II (1)	SERP	24	$504,823	-
Gary R. Mills	SERP	19	220,209	-
David D. Brown	SERP	13	40,817	-
E. Stephen Lilly	SERP	20	556,671	-

(1) The number of years of credited service includes years of service as a director of the Corporation.

The Corporation’s Executive SERP. The Corporation’s SERP is unfunded and not qualified for tax purposes. The values in the above table reflect the actuarial present value of the named executive officer’s accumulated benefit under the SERP, computed as of December 31, 2017. Refer to page 17 of this proxy statement for a more detailed discussion of the SERP and to Note 13 of the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2017, for discussion of the methodologies and assumptions underlying the projected SERP benefits.

2017 Non-Qualified Deferred Compensation

Deferral of Salary.  The named executive officers, like any employee otherwise ineligible to fully participate in the KSOP, who meets the Internal Revenue Code definition of being “highly compensated,” have historically been eligible to elect to defer up to seventy-five percent (75%) of their compensation to the Corporation’s WRAP plan, in the same way that not highly compensated employees may defer to the KSOP.  Deferrals to the WRAP are invested as directed by each participant and are matched at the discretion of the Board of Directors in conjunction with and subject to limits established each year by the Board of Directors for elective deferrals to the KSOP.  Earnings on deferrals are based on the investment elections made by the individual WRAP participants and no guaranteed return is available to any of the named executive officers participating in the WRAP.  On an annual basis, each WRAP participant is allowed to designate or modify the percentage of salary to defer to the WRAP in compliance with Internal Revenue Code Section 409A.  The table below provides detail regarding non-qualified deferred compensation of the named executive officers.  Balances previously deferred by the named executive officers to a second non-qualified plan, known as the “Deferred Compensation Plan,” which the Corporation amended and terminated on December 22, 2010, with said termination effective December 31, 2010, have been combined with the WRAP deferrals and reported in a single table below.  Distributions from the WRAP are only available post-termination or retirement and cannot be taken without a minimum of six (6) months’ separation from employment in compliance with Internal Revenue Code Section 409A.

Name	Executive Contributions in Last Fiscal Year (1)	Corporation Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
William P. Stafford, II	$51,198	$14,203	$25,358		$161,271
Gary R. Mills	32,022	27,774	5,804	-	350,668
David D. Brown	8,193	12,544	2,304	-	39,318
Jason R. Belcher	3,398	2,635	5,848	-	30,911
E. Stephen Lilly	72	3,101	8,494	-	294,505

(1)	The amounts reported under “Executive Contributions” are included in each named executive officer’s amount under the “Salary” column in the “2017 Summary Compensation Table.” The amounts reported under “Corporation Contributions” are included in each named executive officer’s amount under the “2017 All Other Compensation” column in the “2017 Summary Compensation Table.” The Corporation contributions reflected in the above table are reflective of amounts deferred by the executives in the prior plan year, but matched by the Corporation in the subsequent year.
(2)	The amounts reported under “Aggregate Earnings” are not included in each named executive officer’s amount under the “Salary” column in the “2017 Summary Compensation Table.”

Potential Payments upon Termination

The information below describes the compensation that would become payable under existing plans and agreements based on the named executive officer’s actual termination of employment coupled with the assumption that the named executive officer’s employment had terminated on December 31, 2017, given the named executive officer’s compensation, years of service and a presumed age of 62.

These benefits are in addition to benefits generally available to other non-executive officers, who are salaried employees, such as distributions under the KSOP and disability insurance benefits. The Corporation has estimated the amounts of compensation payable to each named executive officer under a variety of termination circumstances, including: early retirement, involuntary termination not for “Cause,” termination for “Cause,” termination following a change of control and in the event of the death of the named executive officer.

Since a variety of factors might affect the nature and amount of any benefits payable upon the events discussed below, actual amounts may vary from what the Corporation has projected.

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	option or stock award grants made pursuant to the 1999 Plan, 2004 Plan, or 2012 Plan that vest through the most recently completed fiscal year;
•	amounts contributed under the KSOP and the Corporation’s non-qualified deferred compensation plans;
•	amounts accrued and vested through the Corporation’s SERP payable as benefits for the life of the named executive officer beginning at age 62; and
•	cash surrender value of life insurance payable.

In the event of an involuntary termination without “Cause” or termination by a named executive officer for “Good Reason” other than a change in control, the Corporation shall pay the named executive officer severance in the form of continuing to pay their base salary for the balance of the existing term of the existing employment agreement. In addition, the Corporation shall maintain and continue to provide health, dental, accident and disability insurance and certain other executive benefit plans, programs and arrangements until the earlier of (i) the expiration of the remaining term; (ii) the named executive officer commences full-time employment with another employer or commences self-employment where earnings are expected to be, on an annualized basis, 75% or more of the base salary as of the date of termination; or (iii) the date on which the Corporation determines that the named executive officer has violated any one of several specified sections of the agreement. Additional details regarding these agreements are set forth in the discussion beginning on page 18. As required by said employment agreements, in the event of termination without “Cause,” termination due to Change in Control, or termination by a named executive officer for “Good Reason,” payment of any severance amounts due under the employment agreement is conditioned upon the execution of a separation agreement containing a valid waiver and release of any and all claims and a reaffirmation of the restrictions upon the executive contained in the employment agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above:

•	for options granted under the 1999 Plan, he will retain vested options for up to five (5) years after normal retirement at age 62 or later and ninety (90) days after early retirement;
•	for options granted under the 2004 Plan, he will retain vested options for the remainder of the outstanding ten-year term;
•	for options granted under the 2012 Plan, he will retain vested options for the period of up to three (3) months, or any statutorily required period; and
•	for restricted performance stock awards granted under the 2012 Plan, he will automatically vest fully in the maximum number of granted awards.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefit payments made upon termination or retirement, the named executive officer or his beneficiaries may receive benefits under the Corporation’s disability plan or executive life insurance plan, as appropriate, if enrolled. Currently, Mr. Lilly is the only named executive officer enrolled in the executive life insurance plan. If Mr. Lilly had died on December 31, 2017, his survivors would have received the projected amount of $395,830, from the proceeds of an individual split dollar life insurance policy, the premiums of which are included in the “2017 All Other Compensation” table on page 21. The estimated amounts payable to the beneficiaries are derived by reflecting a deduction for repayment to the Corporation of the cash surrender value of the split dollar life insurance policies and distribution of eighty percent (80%) of the face value of any remaining insurance proceeds to the respective beneficiaries and twenty percent (20%) to the Corporation.

Payments Made Upon a Change of Control

As previously stated, the Corporation has entered into employment agreements with each of the named executive officers, which agreements include change of control provisions. Under these provisions and subject to certain requirements and restrictions, if within three (3) years after a change of control, a named executive officer is separated from service either because of (i) non-renewal of the agreement by the Corporation, (ii) termination by the Corporation without “Cause,” (iii) termination by the named executive officer for “Good Reason,” or (iv) termination by the named executive officer due to forced relocation, the named executive officer shall receive severance in the form of continued payment of his or her base salary and providing all other compensation benefits of a like kind and value as in effect at the time of the change of control, or on the date of termination, whichever is greater, for a period of thirty-six (36) months. Additional information relating to the terms of said employment agreements, including the change of control provisions, are set forth in the discussion beginning on page 18.

Potential Incremental Payments Table

The following table shows the potential incremental value transfer to each named executive officer under various termination scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2017, with proper prior notice if applicable.

		Accel-
		eration/
		Vesting of
		Options		Non-
		and		Qualified			Executive
	Salary &	Restricted		Deferred			Life
William P. Stafford, II	Benefits	Stock		Comp (4)	SERP		Ins (6)		Total
Early retirement	$-	$-		$161,271	$76,513	(1,5)	$6,067		$243,851
Retirement	-	102,710	(7)	161,271	80,000	(2,5)	6,067		350,048
Termination for "Cause"	-	-		161,271	-		6,067		167,338
Termination without "Cause"	813,898	-		161,271	76,513	(1,5)	6,067		1,057,749
Change in control termination	1,200,003	102,710		161,271	504,823	(4)	6,067		1,974,874
Disability	1,787,537	102,710		161,271	76,513	(1,5)	6,067		2,134,098
Death (3)	-	102,710		161,271	76,513	(1,5)	900,000	(4)	1,240,494

Gary R. Mills
Early retirement	-	-		350,668	45,392	(1,5)	9,416		405,476
Retirement	-	143,937	(7)	350,668	80,000	(2,5)	9,416		584,021
Termination for "Cause"	-	-		350,668	-		9,416		360,084
Termination without "Cause"	1,093,898	-		350,668	45,392	(1,5)	9,416		1,499,374
Change in control termination	1,620,003	143,937		350,668	220,209	(4)	9,416		2,344,233
Disability	2,476,009	143,937		350,668	45,392	(1,5)	9,416		3,025,422
Death (3)	-	143,937		350,668	45,392	(1,5)	1,200,000	(4)	1,739,997

David D. Brown
Early retirement	-	-		39,318	23,615	(1,5)	1,898		64,831
Retirement	-	78,146	(7)	39,318	80,000	(2,5)	1,898		199,362
Termination for "Cause"	-	-		39,318	-		1,898		41,216
Termination without "Cause"	533,896	-		39,318	23,615	(1,5)	1,898		598,727
Change in control termination	780,000	78,146		39,318	40,817	(4)	1,898		940,179
Disability	3,400,973	78,146		39,318	23,615	(1,5)	1,898		3,543,950
Death (3)	-	78,146		39,318	23,615	(1,5)	625,000	(4)	766,079

Jason R. Belcher
Early retirement	-	-		30,911	-		-		30,911
Retirement	-	55,564	(7)	30,911	-		-		86,475
Termination for "Cause"	-	-		30,911	-		-		30,911
Termination without "Cause"	403,896	-		30,911	-		-		434,807
Change in control termination	585,000	55,564		30,911	-		-		671,475
Disability	2,900,605	55,564		30,911	-		-		2,987,080
Death (3)	-	55,564		30,911	-		463,000	(4)	549,475

E. Stephen Lilly
Early retirement	-	-		294,505	58,643	(1,5)	39,908		393,056
Retirement	-	81,105	(7)	294,505	75,903	(2,5)	39,908		491,421
Termination for "Cause"	-	-		294,505	-		39,908		334,413
Termination without "Cause"	538,256	-		294,505	58,643	(1,5)	39,908		931,312
Change in control termination	786,540	81,105		294,505	556,671	(4)	39,908		1,758,729
Disability	890,339	81,105		294,505	58,643	(1,5)	39,908		1,364,500
Death (3)	-	81,105		294,505	58,643	(1,5)	630,000	(4)	1,064,253

(1) Annual payment deferred to age 60.

(2) Annual payment; presumed to be age 62 on December 31, 2017.

(3) Payment to beneficiary upon death of named executive officer.

(4) Presumes lump sum payout.

(5) Represents an annuity payable over the life of the named executive officer at a reduced amount beginning at age 60, a larger amount beginning at age 62 or for ten (10) years certain to a named beneficiary in the event of death.

(6) Other than the life insurance proceeds payable upon death, presumed at December 31, 2017.

(7) Presumed to be age 65 and have at least five (5) years of service on December 31, 2017.

DIRECTOR COMPENSATION

2017 Non-Management Directors’ Compensation

The compensation and benefit package for non-management directors is intended to fairly compensate directors for work required for the Corporation and to align the directors’ interests with the long-term interests of stockholders. The compensation package for the directors is simple, direct, and easy to understand from a stockholder perspective. As shown on the table on the next page, non-management directors’ compensation includes the following:

Base Compensation. During each quarter of 2017, each non-employee member of the Board of Directors received a retainer fee of $3,150 in cash and $1,050 in stock. No additional fee is paid to Directors of the Corporation who also serve on the board of a subsidiary, although fees may be paid for service on certain committees of subsidiaries. ACER Committee members received a cash retainer fee of $2,000 per quarter, with the Chairman receiving an additional $2,500 per quarter and the Financial Expert receiving an additional $1,300 per quarter. Members of the GNC receive a cash retainer fee of $500 per year. Members of the CRC receive a cash retainer fee of $1,000 per year, with the Chairman receiving an additional $1,000 per year. Non-management directors are reimbursed for travel or other expenses incurred for attendance at Board, subsidiary board, and committee meetings or other required travel for the benefit of the Corporation.

Deferral of Cash Compensation. Directors are permitted on an annual basis, prior to the beginning of each calendar year, to defer Board and committee cash fees to a non-qualified deferred compensation plan established solely for that purpose. Each director electing to defer fees is responsible for the investment of such deferrals, and the Corporation does not provide either a preferential investment or interest rate for such deferred compensation. Each director who has deferred any such compensation has the ability to access such deferred compensation upon retirement from active Board service.

Incentive Compensation. For each Director of the Corporation and its banking subsidiary, the CRC may award incentive compensation based upon the previous year’s performance. As discussed in detail in the Compensation Discussion and Analysis, in December 2015, the CRC adopted an executive and board incentive compensation methodology which provides suggested amounts of annual incentive compensation for Directors in the form of restricted Corporation stock. Amounts paid to Directors under this methodology are paid in the form of cash bonuses (25%) and Corporation stock (75%). This methodology is detailed in the “Director Compensation Table.” As with incentive compensation paid to executives, it is important to note that this methodology provides only a suggested incentive compensation amount based on general guidelines that the CRC may consider in its decision making process. Sole discretion as to the terms and conditions of any award, including to pay or not pay incentive compensation and in what amounts, remains with the Board, acting directly or through the CRC. The CRC continues to oversee all aspects of the design, payment, and administration of incentive compensation. Further, the Corporation’s Board of Directors retains authority to review and approve or disapprove all CRC action. The ultimate goal of the CRC and the Board in granting incentive compensation remains to align the interests of participants with that of shareholders and encourage long-term strategic thinking and performance while at the same time discouraging imprudent, unreasonable or excessive risk taking.

Long-Term Retention and Equity Compensation. Like the Corporation’s named executive officers, the directors receive long-term retention and equity compensation. In 2017, consistent with the compensation methodology developed in 2015, the directors were awarded long-term incentive equity compensation in the form of restricted shares, which will vest over a period of three (3) years beginning on or about March 27, 2018 and remain under such restriction for a period of five (5) years after vesting. All grants of restricted shares to directors in 2017 were made under the 2012 Plan.

Directors’ Supplemental Retirement Plan. The Corporation established a directors’ supplemental retirement plan (“Directors’ SERP”) for its non-management directors in 2001 which was later amended to remain compliant with Internal Revenue Code Section 409A and to provide for certain changes in the benefit formula and various other provisions. The Directors’ SERP amendment substitutes a defined benefit in lieu of the previous indexed benefit. The amended Directors’ SERP provides for an annual retirement benefit of one hundred percent (100%) of the director’s highest consecutive three years’ average compensation. Benefits are payable at the later of (i) the age of 70 or (ii) separation from service to the Corporation, and continue for ten (10) years.

The Directors’ SERP also contains provisions addressing a change of control, as defined in the Plan, which allow the directors to retain benefits under the Directors’ SERP in the event of a termination of service, other than for “Cause,” during the twelve (12) months prior to a change in control or anytime thereafter, unless the director voluntarily terminates his or her service within ninety (90) days following the change in control.

The Corporation has also entered into life insurance endorsement method split dollar agreements with certain directors covered under the Directors’ SERP. Under the agreements, the Corporation shares eighty percent (80%) of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the directors under life insurance contracts referenced in the Directors’ SERP.

Insurance. The Corporation provides Directors’ Liability insurance for its directors and indemnification is provided for in the Corporation’s Bylaws.

No Other Compensation. In 2017, non-management directors did not receive any other cash or equity compensation except as set forth above.

Director Compensation Table

The following table summarizes non-management director compensation, including compensation for director services at the bank subsidiary for 2017.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards (1)	Awards	Compensation	Earnings (2)	Compensation	Total

W. C. Blankenship, Jr.	$51,879	$28,262	$-	$-	45,367	$-	$125,508
C. William Davis	19,471	22,253	-	-	9,444	-	51,168
Samuel L. Elmore	32,829	25,129	-	-	-	-	57,958
Richard S. Johnson	35,681	25,283	-	-	93,240	-	154,204
I. Norris Kantor	37,469	25,540	-	-	535	-	63,544
M. Adam Sarver	29,118	24,179	-	-	-	-	53,297

(1) The value represents the grant date fair value of stock awarded as fees, stock granted as a portion of incentive compensation, and unvested, restricted stock granted on March 27, 2017 as long-term retention and equity compensation.

(2) The amounts reported represent the difference between the present value of accrued benefits of the director's SERP at the end of 2017 and 2016.

PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd - Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”) of the Corporation to the median annual total compensation of all other employees of the Corporation (the “MATC”). The Corporation’s PEO is Mr. Stafford. During calendar year 2017, Mr. Stafford received total compensation of $667,802, as reflected in the Summary Compensation Table on page 20. During calendar year 2017, the MATC was $34,090. Accordingly, the aforesaid ratio for the Corporation for fiscal year 2017 is 19.6 to 1.

The MATC used in the calculation above, was determined from a list of 599 persons, constituting all persons (excluding the PEO) employed by the Corporation as of December 31, 2017. Determination of the median employee was based on wages actually earned in 2017 plus the following additional 2017 compensation components, where applicable: paid time off; overtime pay; incentive compensation; and commissions. After identifying the median employee, the MATC was calculated using the same methodology employed for named executive officers, including the PEO, in the Summary Compensation Table.

OWNERSHIP AND RELATED PERSON TRANSACTIONS

Information on Stock Ownership

The following table includes the stock-based holdings at December 31, 2017, of significant stockholders having beneficial ownership greater than five percent (5%), directors, executive officers, and directors and executive officers as a group.

		Amount and
		Nature
	Name and Address of Beneficial	of Beneficial	Percent of
Title of	Owner or Number of	Ownership as of	Common
Class	Persons in Group	December 31, 2017	Stock

Common	Richard G. Preservati (1)	1,500,775	8.83%
	P.O. Box 1003, Princeton, WV 24740

Common	BlackRock (2)	1,225,478	7.21%
	55 East 52nd Street, New York, NY 10055

Common	Dimensional Fund Advisors, LP (3)	1,051,180	6.18%
	Building One, 6300 Bee Cave Road, Austin, TX 78746

	The Corporation's Directors and Named Executive Officers:
Common	Jason R. Belcher (4)	6,776	*
Common	W. C. Blankenship, Jr. (5)	32,649	*
Common	David D. Brown (6)	11,931	*
Common	C. William Davis (7)	14,561	*
Common	Samuel L. Elmore (8)	11,658	*
Common	Richard S. Johnson (9)	43,266	*
Common	I. Norris Kantor (10)	40,162	*
Common	E. Stephen Lilly (11)	49,880	*
Common	Gary R. Mills (12)	31,758	*
Common	M. Adam Sarver (13)	147,514	*
Common	William P. Stafford, II (14)	189,869	1.12%

	All Directors and Executive Officers as a Group	580,024	3.41%

	* Represents less than one percent (1%) of the outstanding shares.

(1)	Number of shares are as of Form 13G filing with SEC as of March 6, 2015.
(2)	Number of shares are as of Form 13G filing with SEC as of February 9, 2018.
(3)	Number of shares are as of Form 13G filing with SEC as of February 12, 2018.
(4)	Includes 2,372 shares allocated to Mr. Belcher’s KSOP account.
(5)

Includes 24,442 shares held jointly by Mr. Blankenship and his wife and 4,607 shares issuable upon exercise of currently exercisable options granted under the 2004 Plan. 14,784 of the shares listed have been pledged as security by Mr. Blankenship.

(6)	Includes 2,310 shares allocated to Mr. Brown’s KSOP account. 1,500 of the shares listed have been pledged as security by Mr. Brown.
(7)	Includes 4,907 shares issuable upon exercise of currently exercisable options granted under the 2004 Plan.
(8)	Includes 4,907 shares issuable upon exercise of currently exercisable options granted under the 2004 Plan and 2,595 shares granted under the 1999 Plan.
(9)	Includes 24,550 shares held jointly by Mr. Johnson and his wife and 15,835 shares issuable upon exercise of currently exercisable options granted under the 2001 Directors’ Plan.
(10)	Includes 6,662 shares issuable upon exercise of currently exercisable options granted under the 2001 Directors’ Plan.
(11)	Includes 6,809 shares allocated to Mr. Lilly’s KSOP account and 23,729 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(12)

Includes 5,786 shares allocated to Mr. Mills’ KSOP account, 1 share held jointly by Mr. Mills and his wife, and 4,123 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(13)	Includes 872 shares held by Mr. Sarver’s wife and a fifty percent (50%) ownership of Longview Properties, LLC. 46,099 of the shares listed have been pledged as security by Mr. Sarver.
(14)	Includes 485 shares allocated to Mr. Stafford’s KSOP account and 9,785 shares issuable upon exercise of currently exercisable options granted under the 2001 Directors’ Plan.

Related Person/Party Transactions

Review and Approval of Related Person/Party Transactions. The Corporation reviews relationships and transactions in which the Corporation and its directors, executive officers, their immediate family members, or their related entities participate. The Bank’s Chief Risk Officer is primarily responsible for developing and implementing processes and controls to obtain such information and for determining whether a related person or party has a direct or indirect material interest in a transaction that requires approval of such transaction by the Governance and Nominating Committee and/or disclosure of such transaction in the annual proxy statement. Procedures used for reviewing and assessing this process are documented in writing.

Part of this process includes each director and named executive officer responding annually to a related party worksheet and a proxy statement questionnaire designed to obtain such information. When it is determined that a transaction with related person or party may have occurred, or when the Corporation desires to enter into a transaction with a related person or party, the transaction is scrutinized to determine whether such transaction truly rises to the level of a “Related Party Transaction” as defined by the SEC rules. Potential Related Party Transactions are examined by the GNC, which may approve or ratify the transaction, and, as necessary, in consultation with counsel having specific expertise in SEC matters. If a Related Party Transaction has occurred, it is disclosed in the annual proxy statement pursuant to the SEC rules.

Further, all significant transactions with related persons or parties, at the discretion of the Chief Risk Officer, regardless of whether they rise to the level of a Related Party Transaction, are reviewed on a quarterly basis by the GNC.

Description of Related Person Transactions. As expected, the Corporation’s subsidiary bank has consistently and from time to time accepted deposits from and made loans to related persons and parties. All such loans and deposits were made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-related persons or parties; and (iii) did not involve more risk of collectability than comparable transactions with other non-related persons or parties. All loans made to directors and executive officers are in compliance with federal banking regulations and thereby exempt from insider loan prohibitions as set forth in the Sarbanes-Oxley Act of 2002.

During 2017, the Corporation entered into no Related Party Transactions in excess of $120,000 or which would otherwise meet the threshold for disclosure in this proxy statement under the relevant SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and applicable SEC regulations require the Corporation’s directors, executive officers, and persons who beneficially own more than ten percent (10%) of Common Stock of the Corporation to file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. As a practical matter, the Corporation assists all directors and officers by monitoring, completing, and filing Section 16 reports on their behalf. Based solely upon the review of Forms 3, 4 and 5, and amendments thereto filed in accordance with the instructions and information provided to the Corporation by its officers and directors, the Corporation believes that all Section 16(a) filings required to be filed by its directors, executive officers and persons who beneficially own more than ten percent (10%) of the Common Stock were properly and timely completed during fiscal year 2017.

Report of the ACER Committee

The ACER Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing financial statements and for public reporting processes. Dixon Hughes Goodman LLP (“Dixon Hughes”), the Corporation’s independent registered public accounting firm for 2017, is responsible for expressing opinions on the conformity of the Corporation’s financial statements with generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the ACER Committee has reviewed and discussed with management and Dixon Hughes the audited financial statements for the year ended December 31, 2017, and Dixon Hughes’ evaluation of the Corporation’s internal control over financial reporting as of that date. The ACER Committee regularly communicates with Dixon Hughes regarding the matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16 Communications with Audit Committees, as well as other relevant standards. Dixon Hughes has provided to the ACER Committee the written disclosures and accompanying letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the ACER Committee concerning independence, and the ACER Committee has discussed with Dixon Hughes that firm’s independence. The ACER Committee has concluded that Dixon Hughes’ provision of audit and non-audit services to the Corporation and its affiliates is compatible with Dixon Hughes’ independence.

Based on the review and discussions referred to above, the ACER Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2017, be included in the Annual Report on Form 10-K for 2017 for filing with the SEC.

This report is provided by the following independent directors, who comprise the ACER Committee:

W.C. Blankenship, Jr. (Chairman)

I. Norris Kantor

M. Adam Sarver

Richard S. Johnson

Independent Registered Public Accounting Firm

The ACER Committee of the Board of Directors annually considers the selection of the Corporation’s independent registered public accounting firm.  From time to time, this consideration is supported by competitive bids solicited from several reputable firms, which allows the ACER Committee to rigorously evaluate the qualifications and relevant experience of each firm and to ensure the fair pricing of services provided.  This competitive bidding process was last undertaken in 2015.

Based on past experience as well as the results of the 2015 bid process, the ACER Committee reappointed Dixon Hughes as the independent registered public accounting firm to audit the Corporation’s financial statements for the fiscal year ended December 31, 2017. In making this appointment, the ACER Committee considered whether the audit and non-audit services Dixon Hughes provided are compatible with maintaining the independence of the Corporation’s outside auditors.

The ACER Committee has adopted a policy that sets forth the manner in which the ACER Committee will review and approve all services to be provided by Dixon Hughes. The ACER Committee pre-approves all audit and permitted non-audit services to be performed for the Corporation by its independent public accountants. The chairman of the ACER Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The ACER Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

The aggregate fees paid to Dixon Hughes in 2017 and 2016 for these services were:

	2017	2016

Audit fees	$323,705	$388,874
Audit related fees	25,000	-
All other fees	-	-
Tax fees	66,225	73,990

In the above table, in accordance with SEC rules, “Audit fees” are fees paid by the Corporation to Dixon Hughes for audit of the Corporation’s financial statements included in the Annual Report on Form 10-K, for review of financial statements included in the Quarterly Reports on Form 10-Q, for audit of the Corporation’s internal controls over financial reporting, and for services typically provided by the auditor in connection with statutory and regulatory filings. “Audit related fees,” which amount was preapproved by the ACER Committee, include audits of the Corporation’s employee benefit plans. “Tax fees” which were preapproved by the Audit Committee, include fees paid for the completion of the Corporation’s 2016 federal and state income tax returns, 2017 federal and state income tax returns, 2016 and 2017 quarterly tax estimates, and miscellaneous tax research required for the completion of these services.

The ACER Committee prohibits the hiring of any Dixon Hughes partner, director, manager, staff person, advising member of the department of professional practice, reviewing partner, reviewing tax professional or any other person having responsibility for providing audit assurance on any aspect of Dixon Hughes’ certification of the Corporation’s financial statements. The ACER Committee also requires Dixon Hughes to rotate its key partners assigned to the Corporation’s audit at least every five (5) years.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the Corporation’s stockholders, the ACER Committee has selected Dixon Hughes as the independent registered public accounting firm to perform the audit of the consolidated financial statements of the Corporation and its subsidiaries, as well as the Corporation’s internal control over financial reporting, for the fiscal year ending December 31, 2018.  Dixon Hughes has audited the financial statements of the Corporation and its subsidiaries since 2006.  Dixon Hughes is an independent registered public accounting firm.

Representatives of Dixon Hughes will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.  Such representatives of the firm will be available to respond to appropriate stockholder inquiries at the Annual Meeting.

The Corporation is asking stockholders to ratify the selection of Dixon Hughes Goodman, LLP as its independent registered public accounting firm for the year ending December 31, 2018. Although ratification is not required by the Corporation’s bylaws or otherwise, the Board is submitting the selection of Dixon Hughes to stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the ACER Committee will consider selecting another registered public accounting firm. If the stockholders ratify the ACER Committee’s selection, the ACER Committee may still select a different registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DIXON HUGHES GOODMAN AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 3: APPROVAL OF THE REINCORPORATION PROPOSAL, INCLUDING THE AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

Description of the Proposal and Agreement

The Board of Directors of the Corporation (also referred to in this Proposal 3 as “FCBC Nevada”) has approved and recommends that the stockholders approve an Agreement and Plan of Reincorporation and Merger (the “Agreement”), by and between the Corporation and First Community Bankshares, Inc., a Virginia corporation (“FCBC Virginia”), which has been recently organized at the direction of the Corporation as a subsidiary of the Corporation. Under the Agreement, the Corporation would accomplish a reincorporation from Nevada to Virginia by merging the Corporation into FCBC Virginia, with FCBC Virginia being the surviving corporation. This transaction is referred to below as the “Reincorporation.” The Reincorporation is subject to various closing conditions, including the approval of stockholders owning a majority of the outstanding shares of the Corporation’s common stock at the Annual Meeting.

The full text of the Agreement is attached as Appendix A to this proxy statement, and stockholders of the Corporation are urged to read it carefully.

Reasons for the Reincorporation

The Board of Directors believes that reincorporating into Virginia, where the Corporation’s headquarters is physically located, where the Corporation’s banking subsidiary is organized, and where the Corporation does a major component of its business, is prudent and will better align the Corporation’s legal domicile with its day to day operations and will aid in the effective administration of the Corporation. Further, the Board of Directors believes the reincorporation into Virginia will result in increased operational efficiencies and may reduce costs. Further, the Board of Directors believes that the slight name change to the Corporation’s name to the more common spelling of “Bankshares” will minimize confusion and misidentification of the Corporation by third parties. The Reincorporation is not being effected to prevent a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Corporation or obtain representation on the Board.

Consequences of the Reincorporation

If the Reincorporation proposal is approved and implemented, it will effect a change in the legal domicile of the Corporation from Nevada to Virginia, change the “c” in the legal name of the Corporation to a “k,” and effect other changes of a legal nature, the most significant of which are described below in “Comparison of Stockholders’ Rights Before and After the Reincorporation.” The Reincorporation is not expected to affect any of the Corporation’s material contracts with any third parties and the Corporation’s rights and obligations under such material contractual arrangements will continue as rights and obligations of FCBC Virginia. As successor to the Corporation, FCBC Virginia will continue to conduct business as the Corporation presently conducts it, with the same headquarters, facilities, addresses, business, jobs, directors, officers, assets, and liabilities. All employee benefit plans of the Corporation will remain unchanged by the Reincorporation. In addition, following the Reincorporation, the Corporation’s banking subsidiary will continue to operate under its present name and will conduct business in the same manner as at present, with the same directors, officers, and personnel.

Through the Reincorporation, each share of the Corporation’s common stock shall be converted into one share of FCBC Virginia’s common stock, par value $1.00 per share, pursuant to Rule 145(a)(2) of the Securities Act of 1933, as amended, which provides registration exceptions for mergers consummated for the sole purpose of effecting a change to a corporation’s domicile. After the Reincorporation, the Corporation will continue to be a publicly-held company and the shares of the Corporation’s common stock will continue to be traded, without interruption, on NASDAQ under the same symbol (FCBC). The Corporation will continue to file periodic reports and other documents with the SEC and provide its stockholders the same type of information that it has previously filed and provided. Stockholders who own shares of the Corporation’s common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares, and stockholders holding restricted shares of the Corporation’s common stock will continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject. In summary, the Reincorporation will not change the respective positions under federal securities laws of the Corporation or its stockholders.

Board of Directors and Management Following the Reincorporation

The Corporation’s management, including all directors and officers immediately prior to the Reincorporation, will remain the same in connection with the Reincorporation and will hold identical positions with FCBC Virginia. Each committee of the Board of Directors of FCBC Nevada existing immediately prior to the Effective Time shall become a committee of the board of directors of FCBC Virginia and will automatically adopt the charter of that predecessor committee except to the extent the same does not comply with Virginia law.

All of the Corporation’s rights and obligations under existing employment agreements with its executive officers will be assumed by FCBC Virginia as a result of it being the successor to the Corporation. The Reincorporation will not, however, be treated as a change in control under any such employment agreement or any of the Corporation’s equity compensation plans.

Conversion of Common Stock and Other Securities

At the Effective Time, holders of the Corporation’s common stock, options and other securities immediately prior to the Effective Time will be entitled to the same number of shares of common stock, options and other securities of FCBC Virginia as they held of the Corporation immediately prior to the Effective Time. The Agreement provides that, at the Effective Time,

●     Each share of common stock, par value $1.00 per share, of FCBC Nevada (“FCBC Nevada Common Stock”) issued and outstanding immediately prior to the Effective Time, by operation of law, shall be converted automatically into one share of common stock, par value $1.00 per share, of FCBC Virginia (“FCBC Virginia Common Stock”) without any action on the part of the holder of that share.

●     Each warrant, option, or other right to acquire one or more shares of FCBC Nevada Common Stock that is outstanding immediately prior to the Effective Time, by operation of law, shall be converted automatically, more specifically, in the case of options, there shall be substituted for the options granted under the Plans (“Old Options”), new options (“New Options”) under the FCBC Virginia Plans without any action on the part of optionees, and each New Option shall be for the same number of shares of FCBC Virginia Common Stock, exercisable at the same price and subject to the same terms and conditions as each Old Option was with respect to FCBC Nevada Common Stock, into a similar warrant, option, or other right to acquire the same number of shares of FCBC Virginia Common Stock, upon identical terms and conditions and for an identical price, as provided in the instrument for that warrant, option, or right. In addition, the substitution of New Options for Old Options shall be done in accordance with the provisions of Section 424(a) of the Internal Revenue Code of 1986. Under the FCBC Virginia Plans, FCBC Virginia shall assume all of the rights and obligations of FCBC Nevada under the FCBC Nevada Plans.

●     No other property, shares, other securities or considerations of any type will be distributed or issued in connection with or as a result of the Reincorporation.

●     At the Effective Time, each share of FCBC Virginia Common Stock outstanding immediately prior to the Effective Time shall be cancelled, without payment of any consideration therefor.

Following the consummation of the Reincorporation, the authorized capital stock of the FCBC Virginia will consist of 50,000,000 Shares of common stock, par value $1.00 and 1,000,000 shares of preferred stock, with undesignated par value. The Corporation’s authorized capital stock currently consists of 50,000,000 shares of Common Stock, par value $1.00 and 1,000,000 shares of preferred stock, with undesignated par value. No shares of preferred stock are currently outstanding, or will be issued in conjunction with the Reincorporation.

No Surrender of Stock Certificates

After the Effective Time (as defined in the Agreement), certificates that represent shares of the Corporation’s common stock will automatically represent the same number of shares of FCBC Virginia’s common stock. Stockholders of the Corporation will not surrender their certificates, and FCBC Virginia will not automatically issue new certificates as a result of the Reincorporation. After the Effective Time, stockholders of the Corporation will be entitled to vote the same number of shares of FCBC Virginia’s common stock into which their shares of the Corporation’s common stock have been substituted.

Effect on Dividend Practices

The Corporation pays dividends at the discretion of the Board of Directors and future cash dividend payments to shareholders depend on a number of factors, including without limitation earnings, alternative investment opportunities, financial condition, cash requirements, government regulation and policy, and general business conditions. Further, the Corporation’s ability to distribute cash dividends depends primarily on the ability of its banking subsidiary to pay dividends to the Corporation. The banking subsidiary is subject to legal limitations on the amount of dividends that it is permitted to pay. Furthermore, neither the Corporation nor its banking subsidiary may declare or pay a cash dividend on any of its capital stock if it is insolvent or if payment of dividend would render the entity insolvent or unable to pay its obligations as they become due in the ordinary course of business.

The Reincorporation is not expected to affect dividend practices.

Resales of FCBC Virginia Common Stock

The shares of FCBC Virginia’s common stock, substituted for FCBC Nevada common stock by reason of the Reincorporation, will be freely transferrable by those stockholders not deemed to be “affiliates” of FCBC Virginia or the Corporation. Affiliates are generally defined as persons who control, are controlled by, or are under common control with FCBC Virginia or the Corporation.  As is currently the case with respect to the Corporation and shares of the Corporation’s common stock, shares of FCBC Virginia’s common stock acquired by a person who is an affiliate of FCBC Virginia will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933, as amended.

Anticipated Effective Time

If the holders of a majority of the outstanding shares of the Corporation approve the Agreement and Reincorporation, it will become effective upon satisfaction of certain conditions described herein, including the receipt of required regulatory approvals. The Corporation anticipates that such conditions precedent will be satisfied in the second or third quarter of 2018 resulting in an anticipated Effective Time on or before September 28, 2018.

Abandonment or Amendment of the Agreement

Consummation of the Reincorporation is subject to certain conditions as specified in the Agreement, including obtaining the required approval of stockholders and various regulatory approvals. The Agreement may be abandoned by the affirmative vote of a majority of the Board of Directors of either the Corporation or FCBC Virginia, notwithstanding the approval of the stockholders of the Corporation. The Agreement may be amended by the mutual consent of the parties with the authorization or approval of the respective Boards of Directors of the Corporation and FCBC Virginia. However, without further stockholder approval, an amendment shall not: (a) alter or change the amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property or rights to be received under this Agreement by such shareholders; (b) alter or change any of the other terms or conditions of the Agreement if, after consultation with counsel, the Boards of Directors determine that the change would adversely affect such shareholders in any material respect; or (c) alter or change any term of the Articles of Incorporation of FCBC Virginia.

Accounting for the Reincorporation Transaction

The Reincorporation will be accounted for as a reverse merger whereby, for accounting purposes, the Corporation will be considered the accounting acquirer and FCBC Virginia will be treated as the successor to the historical operations of the Corporation. Accordingly, upon consummation of the Reincorporation, the historical financial statements of the Corporation, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this Proxy Statement, will become the historical financial statements of FCBC Virginia. Total stockholders’ equity will be unchanged as a result of the Reincorporation.

Material Federal Income Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of shares of the Corporation’s common stock who receive shares of FCBC Virginia’s common stock in substitution for their shares of the Corporation’s common stock as a result of the Reincorporation.

This discussion only addresses significant U.S. federal income tax consequences and does not address all of the federal, state, local, or foreign income tax consequences of the Reincorporation that may be relevant to particular stockholders of the Corporation, such as dealers in securities, or those stockholders who acquire their shares upon the exercise of stock options. In view of the varying nature of such tax considerations, each stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Reincorporation. Subject to the limitations described, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

(a)

No gain or loss should be recognized by the stockholders of the Corporation upon conversation of their shares of FCBC Nevada Common Stock into shares of FCBC Virginia Common Stock pursuant to the Reincorporation;

(b)

The aggregate tax basis of shares of FCBC Virginia Common Stock received by each stockholder of the Corporation in the Reincorporation should be equal to the aggregate tax basis of the shares of the FCBC Nevada Common Stock converted into shares of FCBC Virginia Common Stock;

(c)

The holding period of shares of FCBC Virginia Common Stock received by each stockholder of the Corporation in the Reincorporation should include the period during which the stockholder held his or her shares of the FCBC Nevada Common Stock, provided such shares of the FCBC Nevada Common Stock were held by the stockholder as a capital asset at the Effective Time; and

(d)	The Corporation should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation.

The Corporation has not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code. However, the Corporation believes that the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Comparison of Stockholders’ Rights Before and After the Reincorporation

Because of differences between the Nevada Revised Statutes (“NRS”) and the Virginia Stock Corporation Act (the “VSCA”), as well as differences between the Corporation’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Corporation’s stockholders. Summarized below are relevant provisions of the NRS and VSCA, along with the material differences between the rights of the stockholders of the Corporation before and after the Reincorporation that will result from the differences between the NRS and the VSCA and between FCBC Nevada’s articles of incorporation and bylaws and FCBC Virginia’s articles of incorporation and bylaws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the VSCA, FCBC Nevada’s articles of incorporation and bylaws and FCBC Virginia’s articles of incorporation and bylaws.

Size of the Board of Directors; Classes of Directors

FCBC Nevada	FCBC Virginia

Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.

Virginia law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.

Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.	Virginia law permits corporations to classify their boards of directors. Approximately one-third (1/3) of the total number of directors of a Virginia corporation, at a minimum, must be elected annually.

FCBC Nevada’s articles of incorporation provide that the number of members of FCBC Nevada’s board of directors is determined in accordance with a bylaw or amendment thereof duly adopted by a majority of FCBC Nevada’s board of directors. FCBC Nevada’s bylaws authorize the number of directors to be fixed from time to time by resolution of the board of directors. Currently, FCBC Nevada’s board of directors consists of seven directors. FCBC Nevada’s board of directors is divided into three classes, with directors serving staggered three-year terms.

FCBC Virginia’s articles of incorporation provide that it will have no fewer than three, and no more than twelve directors, to be determined in accordance with the bylaws. FCBC Virginia’s bylaws authorize the number of directors to be fixed from time to time by resolution of the board of directors. FCBC Virginia’s board of directors will consist of seven directors at the end of the meeting, due to Mr. Kantor's retirement. FCBC Virginia’s board of directors is divided into three classes, with directors serving staggered three-year terms.

Removal of Directors

FCBC Nevada	FCBC Virginia

Under FCBC Nevada’s articles of incorporation, FCBC Nevada directors may be removed only for cause by an affirmative vote of not less than two-thirds of the votes eligible to be cast by stockholders at a meeting of the stockholders called expressly for such purposes.

Under FCBC Virginia’s articles of incorporation, directors may be removed by shareholders only with cause.

Control Share Acquisition Provisions

FCBC Nevada	FCBC Virginia

Nevada law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Nevada corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of FCBC Nevada held by disinterested stockholders votes to accord voting power to such shares. The statute provides that, if authorized by the articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest by an acquiring person, FCBC Nevada may call for redemption of not less than all of the control shares at the average price paid for the control shares if the acquirer has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the stockholders.

Virginia law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Virginia public corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of the corporation held by disinterested shareholders votes to accord voting power to such shares. The VSCA provides that the shares acquired in such control share acquisition with respect to which no control share acquisition statement has been filed with the public corporation may, at any time during the period ending 60 days after the last acquisition of such shares by the acquiring person, be redeemed by the corporation at the redemption price equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealer’s fees, paid by the acquiring person for such shares.

FCBC Nevada has not opted out of coverage under the control share acquisition provisions of the NRS.	FCBC Virginia has not opted out of coverage under the control share acquisition provisions of the VSCA.

Combinations with Interested Stockholders

FCBC Nevada	FCBC Virginia

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder. An interested stockholder is a person who owns 10% or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combinations provisions by so providing in the articles of incorporation.	The VSCA provides that a Virginia corporation may not engage in an affiliated transaction with any interested shareholder (as defined below) for a period of three years following the interested shareholder’s determination date unless approved by the affirmative vote of a majority (but not less than 2) of the disinterested directors and by the affirmative vote of 2/3 of the disinterested shareholders. A Virginia corporation is permitted to engage in an affiliated transaction with an interested shareholder beginning three years after such interested shareholder’s determination date as long as the transaction is approved by 2/3 of the disinterested shareholders. An interested shareholder, similar to Nevada, is someone who owns 10% or more of the outstanding shares of voting stock, or someone who is an affiliate or associate of the corporation and was an interested shareholder in the previous three years. An affiliated transaction is any of the following:

FCBC Nevada opted out of the application of these business combination provisions in its articles of incorporation. Instead, FCBC Nevada’s articles of incorporation require the approval of holders of more than 85% of FCBC Nevada’s outstanding shares entitled to vote thereon for any of the following transactions between FCBC Nevada and any individual, firm, corporation or other entity (or any affiliate of any of the foregoing) that directly or indirectly beneficially owns 15% or more of FCBC Nevada’s outstanding shares of stock entitled to vote for the election of directors:

•     any merger or consolidation of FCBC Nevada or any subsidiary of FCBC Nevada with or into the firm, corporation or other entity;

•     any sale, lease, exchange, transfer or other disposition (whether in a single transaction or a series of related transactions) to or with the individual, firm, corporation or other entity of any assets of FCBC Nevada or any subsidiary of FCBC Nevada when such assets have an aggregate fair market value of $5,000,000 or more;

•     the issuance or transfer to or with the individual, firm, corporation or other entity by FCBC Nevada or any subsidiary of FCBC Nevada of any equity securities of FCBC Nevada or any subsidiary of FCBC Nevada where any such equity securities have an aggregate fair market value of $5,000,000 or more;

•     the adoption of any plan or proposal for the liquidation or dissolution of FCBC Nevada; or

•     any agreement, contract or other arrangement providing for any of the foregoing.

●     any merger of FCBC Virginia or any of its subsidiaries with any interested shareholder or with any other corporation that immediately after the merger would be an affiliate of an interested shareholder that was an interested shareholder immediately before the merger;

●     any share exchange in which any interested shareholder acquires one or more classes or series of voting shares of FCBC Virginia or any of its subsidiaries;

●     except for transactions in the ordinary course of business, (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder of any assets of FCBC Virginia or of any of its subsidiaries having an aggregate fair market value in excess of five percent of FCBC Virginia’s consolidated net worth as of the date of the most recently available financial statements, or (ii) any guaranty by FCBC Virginia or any of its subsidiaries (in one transaction or a series of transactions) of indebtedness of any interested shareholder in an amount in excess of five percent of FCBC Virginia’s consolidated net worth as of the date of the most recently available financial statements;

●      the sale or other disposition by FCBC Virginia or any of its subsidiaries to an interested shareholder (in one transaction or a series of transactions) of any voting shares of FCBC Virginia or any of its subsidiaries having an aggregate market value in excess of five percent of the aggregate market value of all outstanding voting shares of FCBC Virginia except pursuant to a share dividend or the exercise of rights or warrants distributed or offered on a basis affording substantially proportionate treatment to all holders of the same class or series of voting shares;

●      The dissolution of FCBC Virginia if proposed by or on behalf of an interested shareholder; or

●      Any reclassification of securities, including any reverse stock split, or recapitalization of FCBC Virginia, or any merger of FCBC Virginia with any of its subsidiaries or any distribution or other transaction, whether or not with or into or otherwise involving an interested shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions), of increasing by more than five percent the percentage of the outstanding voting shares of FCBC Virginia or any of its subsidiaries beneficially owned by any interested shareholder.

Stockholder Action Without a Meeting

FCBC Nevada	FCBC Virginia

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

Virginia law provides that, unless the articles of incorporation provide otherwise, any action required or permitted by law to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting and if the action is adopted or taken by all shareholders entitled to vote on the action, and any such written consent shall be signed by all shareholders entitled to vote on the action, bear the date of each signature and delivered for inclusion with the minutes or corporate records of the corporation. It allows written consent without a meeting or notice if the holders of outstanding shares, having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing, but only if that is provided in the articles of incorporation.

In accordance with the NRS, FCBC Nevada’s bylaws provide that any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

FCBC Virginia’s articles of incorporation are silent on shareholder action without a meeting. Therefore, meetings are necessary for matters requiring shareholder action.

Notice of Meetings

FCBC Nevada	FCBC Virginia

In accordance with the NRS, FCBC Nevada’s bylaws provide that a written notice of the time, place and purpose of the meeting must be given to each stockholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting.

Notice of special meetings of stockholders also must include a description of the purpose or purposes for which the meeting is being called.

In accordance with the VSCA, FCBC Virginia’s bylaws require that a written notice of the time, place and purpose of the meeting must be given to each shareholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting. Notice of special meetings of shareholders also must include a description of the purpose or purposes for which the meeting is being called.

Pursuant to the VSCA, notice of a shareholder’s meeting to act on an amendment of the articles of incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of assets or the dissolution of the corporation shall be given not less than 25 nor more than 60 days before the meeting date.

Vote Required for Amendments to Articles of Incorporation and Certain Transactions

FCBC Nevada	FCBC Virginia

Nevada law provides that on matters other than the election of directors and certain extraordinary corporate actions, if a quorum is present, then action on a matter is approved if stockholders holding a majority of the voting power approve the action, unless the vote of a greater number is required by law or the articles of incorporation or bylaws.

Virginia law provides that on matters other than the election of directors and certain extraordinary corporate actions, if a quorum is present, then action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or the articles of incorporation or bylaws.

Under the NRS, the FCBC Nevada’s board of directors must adopt a resolution setting forth a proper amendment to FCBC’s articles of incorporation and must call either a special meeting of the stockholders entitled to vote on the amendment or direct that the amendment be considered at the next annual meeting of FCBC Nevada’s stockholders. Amendments to FCBC Nevada’s articles of incorporation generally must be approved by stockholders holding a majority of the voting power of the corporation.

Except for the voting standards in FCBC Nevada’s articles of incorporation described above under “Combinations with Interested Persons,” under the NRS, a consolidation, merger, share exchange or transfer must be approved by the stockholders of the corporation holding a majority of the voting power.

Under FCBC Virginia’s articles of incorporation, an amendment of articles of incorporation, a plan of merger or share exchange, a plan of domestication, a plan of conversion, a transaction involving the sale of all or substantially all of FCBC Virginia’s assets other than in the regular course of business, and a plan of dissolution must be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of that approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the directors in office, then the transaction must be approved by the vote of seventy-five percent (75%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

Amendment of Bylaws

FCBC Nevada	FCBC Virginia

Under the NRS, except as otherwise provided by a bylaw adopted by FCBC Nevada’s stockholders, FCBC Nevada’s board of directors can amend or repeal the bylaws or adopt new bylaws. FCBC Nevada’s bylaws authorize FCBC Nevada’s board of directors to amend its bylaws by a vote of a majority of the board of directors at a meeting.

FCBC Virginia’s bylaws may be amended, altered or rescineded at any regular meeting of the board of directors, by a vote of a majority of the total number of directors, or at any special or annual meeting of shareholders, by a vote of a majority of the shares of FCBC Virginia’s capital stock issued, outstanding and entitled to vote.

Appraisal Rights

FCBC Nevada	FCBC Virginia

Under the NRS, a stockholder is entitled to dissent from and to obtain payment for the fair value of his, her or its shares in the event of consummation of a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the stockholders or to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

Holders of securities that are listed on a national securities exchange or traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000 are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise or (iii) the holders of the class or series of stock are required under the plan of merger or exchange to accept for the shares anything except cash, shares of stock as described in NRS 92A.390(3) or a combination thereof. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent. FCBC’s articles of incorporation and bylaws do not provide for dissenter’s rights in addition to those provided by the NRS.

Under Virginia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, transfer of all or substantially all of the corporation’s assets, participation in a share exchange as the corporation whose stock will be acquired, or an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share, if the corporation has the obligation or right to repurchase the fractional shares. However, appraisal rights are not available to shareholders in the event of one of the foregoing corporate actions if the stock is (i) a covered security as defined pursuant to the Securities Act of 1933, as amended, or (ii) traded in an organized market and held by 2,000 or more shareholders, excluding the value of shares held by affiliates or stockholders holding more than 10% of the outstanding shares.

Dividends

FCBC Nevada	FCBC Virginia

Under the NRS, a corporation may make distributions to its stockholders, including by the payment of dividends, unless after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.

A Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend. In addition, as is true for FCBC Nevada, other restrictions may apply under laws and regulations affecting bank holding companies, including the responsibility to maintain adequate capital in its banking subsidiary.

Indemnification

FCBC Nevada	FCBC Virginia

FCBC Nevada’s articles of incorporation provide that FCBC Nevada will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of FCBC Nevada. FCBC Nevada will not indemnify a director, officer, employee or agent if: (a) he did not act in good faith; (b) he did not reasonably believe that the actions were either (i) in FCBC Nevada’s best interests, or (ii) not opposed to FCBC Nevada’s best interests; or (c) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

FCBC Virginia’s articles of incorporation provide indemnification to directors and certain officers and employees in accordance with the bylaws of FCBC Virginia.

FCBC Nevada’s articles of incorporation also provide that no director will be liable to FCBC Nevada or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (i) for any breach of the director’s duty of loyalty to FCBC Nevada or its stockholders; (ii) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (iii) for the payment of any distribution in violation of NRS §78.300; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition to any indemnification provided in the bylaws, FCBC Virginia will indemnify a director or officer who is a party to any proceeding by reason of the fact that he or she was such a director or officer to the fullest extent permitted by the VSCA.

Under the VSCA, the Corporation must indemnify a director who prevails in defense of a proceeding, unless the articles limit this, and may indemnify a director who conducted himself or herself in good faith, believed that he or she acted in the best interests of the corporation in his or her official capacity, or in other capacities believed that the conduct was not opposed to the Corporation's interests. In the case of a criminal proceeding, the director must have no reasonable cause to believe that his or her conduct was unlawful. In addition, to the full extent permitted by the VSCA, a director or officer of FCBC Virginia will not be liable to FCBC Virginia or its shareholders.

Conditions to the Reincorporation

Prior to the Effective Time, the holders of a majority of the issued and outstanding shares of FCBC Nevada Common Stock shall have approved the Agreement and both FCBC Nevada and FCBC Virginia shall have received all approvals or consents from any governmental agency having jurisdiction over the Corporation and FCBC Virginia is a condition to completion of the Reincorporation. The Corporation intends to file any notification or application required as soon as reasonably practicable.  While the Board of Directors believes that the Corporation will receive the requisite regulatory approvals for the Reincorporation, there can be no assurances regarding the timing of the regulatory approvals or the absence of litigation challenging these regulatory approvals. The Corporation, as the sole shareholder of FCBC Virginia, has approved the Agreement and the articles of incorporation of FCBC Virginia. As a result, no further shareholder approval is required from FCBC Virginia.

No Appraisal Right for Dissenting Stockholders

Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the Nevada Revised Statutes. Because the Corporation satisfies two exceptions to the availability of appraisal rights in mergers under the Nevada Revised Statutes, there are no appraisal rights in connection with the Reincorporation.

Effect of Vote for the Reincorporation

A vote in favor of the Reincorporation proposal is a vote to approve the Agreement and therefore the Reincorporation. A vote in favor of the Reincorporation proposal is also effectively a vote in favor of FCBC Virginia’s articles of incorporation attached as Appendix B.

Effect of Not Obtaining Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Corporation will continue to be incorporated in Nevada and be subject to the Corporation’s existing articles of incorporation.

Required Vote for the Reincorporation

Assuming a quorum is present, the proposal to adopt the Agreement and the Reincorporation requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of FCBC Nevada Common Stock on the record date. Because the affirmative vote of a majority of outstanding shares is required to approve this proposal, broker non-votes and abstentions will have the same effect as votes against the Reincorporation proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO CHANGE THE CORPORATION’S STATE OF INCORPORATION FROM NEVADA TO THE COMMONWEALTH OF VIRGINIA PURSUANT TO THE AGREEMENT AND PLAN OF REINCORPORATION AND MERGER.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with SEC’s Rule 14a-8, must be received at the Corporation’s principal executive office by November 14, 2018. Proposals must be addressed to Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Other Stockholder Proposals and Stockholder Nominations for Directors for Presentation at Next Year’s Annual Meeting

The Corporation’s amended and restated bylaws require that any stockholder proposal that is not submitted for inclusion in the next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2019 Annual Meeting, and any stockholder nominations for directors, must be received at the Corporation’s principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2018 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the bylaws, must be received no sooner than January 25, 2019, and no later than February 25, 2019. Proposals must be addressed to Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989, and include the information set forth in those bylaws, which are posted on the Corporation’s website. Shareholder nominations for directors may be made only if such nominations are made in accordance with the procedures set forth in Section 2.3 of the Corporation’s amended and restated bylaws. SEC rules permit management to vote proxies in management’s discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases regardless of the stockholder’s compliance with this deadline. Other than proposals properly omitted from this proxy statement pursuant to SEC rules and other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the Annual Meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, other electronic means, or in person. Copies of proxy materials and the 2017 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from the beneficial owners, and the Corporation will reimburse such record holders for their reasonable expenses.

Stockholders Requests for Copies of 2017 Annual Report and Proxy Materials

Upon written request, the Corporation will provide, without charge, to stockholders of record and beneficial owners as of close of business on March 1, 2018, a copy of this proxy statement and the 2017 Annual Report. Any written request for a copy of this proxy statement and/or the 2017 Annual Report must be mailed to Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Delivery of Documents to Stockholders Sharing Same Address (Householding)

To reduce the expenses of delivering duplicate proxy materials to its stockholders, the Corporation may deliver only one proxy statement and Annual Report to multiple stockholders who share an address unless the Corporation receives contrary instructions from any stockholders at that address. If you are the beneficial owner, but not the record holder, of shares of the Corporation’s stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and 2017 Annual Report to multiple stockholders at the same address, unless that nominee has received contrary instructions from one or more of the stockholders. The Corporation will deliver, upon request, a separate copy of this proxy statement and 2017 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder desiring to receive a separate copy of the proxy statement and Annual Report, now or in the future, should submit this request to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Also, stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish instead to receive a single copy of such materials in the future will need to, in the case of beneficial owners, contact their broker, bank or other nominee or, in the case of record owners, contact Broadridge (using the above contact information) to request that only a single copy of each document be mailed to all stockholders at the same address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and the 2017 Annual Report may be viewed online at www.fcbinc.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote on the Internet or by telephone. If you choose electronic access, you will receive a proxy form in mid to late March providing the website address for access. Your choice will remain in effect until you notify the Corporation by mail that you wish to resume delivery of paper copies of annual reports and proxies by mail. If your stock is held for you by a bank, broker or another holder of record, please refer to the information provided by that entity holding the stock on your behalf for instructions on how to elect the paper option.

First Community Bancshares, Inc. Annual Meeting of Stockholders

2:00 p.m. Eastern Daylight Time, April 24, 2018

Corporate Center

29 College Drive

Bluefield, Virginia 24605

Information about Advance Registration for Attending the Meeting

Attendance at the Annual Meeting is limited to the Corporation’s stockholders, members of their immediate family, or their named representative. Upon arrival at the Annual Meeting, stockholders, members of their immediate family, or their named representative will be asked to present appropriate identification to enter. The Corporation reserves the right to limit the number of representatives who may attend the meeting.

•	If you hold your shares directly with the Corporation and you plan to attend the Annual Meeting, you are not required to follow any additional instructions.
•

If your shares are held for you by a bank, broker, or other institution and you wish to attend the Annual Meeting, please send a meeting registration request containing the information listed below to:

First Community Bancshares, Inc.

P. O. Box 989

Bluefield, Virginia 24605-0989

Please include the following information:

•	Your name and complete mailing address;
•	The name(s) of any family members who will accompany you;
•	If you wish to name a representative to attend the meeting on your behalf, the name, address, and telephone number of that individual; and
•	Proof that you own Corporation shares, such as a letter from your bank or broker or a photocopy of your bank or brokerage account statement.

If you have any questions regarding admission to the Annual Meeting, please call Stockholder Services at (800) 425-0839.

Voting in Person at the Meeting

The Corporation encourages stockholders to submit proxies in advance of the Annual Meeting by telephone, Internet or mail. Alternatively, stockholders may also vote in person at the meeting or may execute a proxy to vote for them at the meeting. If your shares are held for you by a broker, bank or other institution, you must obtain a proxy from that institution and bring it with you to the meeting to deliver with your ballot in order to be able to vote your shares at the Annual Meeting.

APPENDIX A

AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

BETWEEN

FIRST COMMUNITY BANCSHARES, INC.

(A NEVADA CORPORATION)

AND

FIRST COMMUNITY BANKSHARES, INC.

(A VIRGINIA CORPORATION)

This Agreement and Plan of Reincorporation and Merger (this “Agreement”) is made and entered into as of March _____, 2018, by and between FIRST COMMUNITY BANCSHARES, INC., a Nevada corporation (“FCBC Nevada”), and FIRST COMMUNITY BANKSHARES, INC., a Virginia corporation (“FCBC Virginia”).

RECITALS

WHEREAS, the Board of Directors of FCBC Nevada has determined that it is in the best interest of FCBC Nevada and its stockholders for FCBC Nevada to change its state of incorporation;

WHEREAS, FCBC Nevada has caused FCBC Virginia to be organized under Virginia law to facilitate the reincorporation of FCBC Nevada in Virginia;

WHEREAS, the reincorporation will be effected by a merger under Nevada and Virginia law of FCBC Nevada with and into FCBC Virginia in which each share of common stock of FCBC Nevada is converted into one share of common stock of FCBC Virginia; and

WHEREAS, the respective Boards of Directors of FCBC Nevada and FCBC Virginia have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW THEREFORE, FCBC Nevada and FCBC Virginia do hereby agree as follows:

1.     THE MERGER. Subject to the terms and conditions hereof, FCBC Nevada shall be merged with and into FCBC Virginia in accordance with the Virginia Stock Corporation Act and the Nevada Revised Statutes (the “Merger”). FCBC Virginia shall be the surviving corporation. The Merger shall become effective when certificates of merger issued by the State Corporation Commission of Virginia and by the Secretary of the State of Nevada shall have become effective (the “Effective Time”). At the Effective Time, the separate corporate existence of FCBC Nevada shall cease, and the Merger shall have the effects stated in Section 13.1-721 of the Virginia Stock Corporation Act.

2.     EFFECT OF MERGER. At the Effective Time, FCBC Virginia shall succeed to and acquire all of the assets, including but not limited to title to all real and personal property, and assume all of the liabilities (each without limitation or modification) of FCBC Nevada.

3.     ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS, OFFICERS AND COMMITTEES. The Articles of Incorporation and Bylaws of FCBC Virginia in effect immediately prior to the consummation of the Merger shall be the Articles of Incorporation and Bylaws of the surviving corporation and shall remain in effect at and following the Effective Time until amended and/or repealed.

At the Effective Time, all directors and officers of FCBC Nevada immediately prior to the Effective Time will be directors and officers of FCBC Virginia, respectively. Directors of FCBC Virginia shall serve until the expiration of their respective terms of office into which they had been elected Directors of FCBC Nevada or until their earlier death, resignation, or removal pursuant to the Articles of Incorporation and Bylaws of FCBC Virginia. After the Effective Time, FCBC Virginia and its board of directors shall take any necessary actions to cause each officer of FCBC Nevada to be appointed to the same role with FCBC Virginia or to confirm such appointment.

Each committee of the board of directors of FCBC Nevada existing immediately prior to the Effective time shall, effective as of, and immediately following, the Effective Time, become a committee of the board of directors of FCBC Virginia, consisting of the members of that committee of FCBC Nevada immediately prior to the Effective Time. At the Effective Time, each committee of FCBC Virginia automatically will adopt the charter of that committee of FCBC Nevada in existence immediately prior to the Effective Time, except that the governing law of that committee shall be, from and after the Effective Time, the law of Virginia. Each member of a committee of the board of directors of FCBC Virginia shall serve in that capacity until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable committee charter and the Bylaws of FCBC Virginia.

The corporate policies of FCBC Virginia, including, without limitation, its standards of conduct, insider trading policy, and director independence guidelines, effective as of, and immediately following, the Effective Time shall consist of the corporate policies, including, without limitation, the standards of conduct, insider trading policy, and director independence guidelines, of FCBC Nevada immediately prior to the Effective Time.

4.     CONVERSION OF SHARES; CANCELLATION OF SHARES.

(a)	At the Effective Time:

(i)     Each share of common stock, par value $1.00 per share, of FCBC Nevada (“FCBC Nevada Common Stock”) issued and outstanding immediately prior to the Effective Time, by operation of law, shall be converted automatically into one share of common stock, par value $1.00 per share, of FCBC Virginia (“FCBC Virginia Common Stock”) without any action on the part of the holder of that share.

(ii)     Each warrant, option, or other right to acquire one or more shares of FCBC Nevada Common Stock that is outstanding immediately prior to the Effective Time, by operation of law, shall be converted automatically, more specifically, in the case of options, there shall be substituted for the options granted under the Plans (“Old Options”), new options (“New Options”) under the FCBC Virginia Plans without any action on the part of optionees, and each New Option shall be for the same number of shares of FCBC Virginia Common Stock, exercisable at the same price and subject to the same terms and conditions as each Old Option was with respect to FCBC Nevada Common Stock, into a similar warrant, option, or other right to acquire the same number of shares of FCBC Virginia Common Stock, upon identical terms and conditions and for an identical price, as provided in the instrument for that warrant, option, or right. In addition, the substitution of New Options for Old Options shall be done in accordance with the provisions of Section 424(a) of the Internal Revenue Code of 1986. Under the FCBC Virginia Plans, FCBC Virginia shall assume all of the rights and obligations of FCBC Nevada under the FCBC Nevada Plans.

No other property, shares, other securities or considerations of any type will be distributed or issued in connection with or as a result of the Merger.

(b)     At the Effective Time, each share of FCBC Virginia Common Stock outstanding immediately prior to the Effective Time shall be cancelled, without payment of any consideration therefor. From and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of FCBC Nevada Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of FCBC Virginia Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of FCBC Virginia or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to FCBC Virginia or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of FCBC Virginia evidenced by such outstanding certificate as provided above. Stockholders will not be required to surrender stock certificates.

5.     EQUITY COMPENSATION PLANS. At the Effective Time, all stock option and stock-based compensation plans of FCBC Nevada (the “Plans”) shall be continued automatically as and become plans of FCBC Virginia. FCBC Virginia shall assume the sponsorship of the Plans, the rights and obligations of FCBC Nevada under the Plans, and the rights and obligations of FCBC Nevada under all award agreements evidencing any award issued under any Plan or any inducement award with respect to FCBC Nevada Common Stock (including all amendments and modifications, collectively, the “Award Agreements”), in each case in accordance with the terms thereof and applicable law. Each equity-based award with respect to FCBC Common Stock issued and outstanding immediately prior to the Effective Time that was granted pursuant to the Plans and the Award Agreements (an “Equity Award”) shall be converted into a corresponding equity-based award with respect to the number of shares of FCBC Virginia Common Stock equal to the number of shares of FCBC Nevada Common Stock underlying such Equity Award at the Effective Time, in accordance with the terms of the applicable Plan and Award Agreement. Such converted equity-based award shall be subject to the same terms and conditions applicable to the corresponding Equity Award prior to the conversion, including any vesting or forfeiture conditions. Further, none of the execution of this Agreement, the Merger, or other transaction contemplated herein is intended, or shall be deemed, to constitute a “Change of Control” (or term of similar import) under any Plan, Award Agreement, employment agreement or other employee benefit plan of the FCBC Nevada or its affiliates.

At the Effective Time, FCBC Virginia shall be deemed to have reserved and authorized the issuance of the number of shares of FCBC Virginia Common Stock under the Plans that is equal to the number of shares of FCBC Nevada Common Stock approved for issuance under the Plans that FCBC Nevada has not issued under the Plans prior to the Effective Time.

At the Effective Time, all rights to purchase, sell or receive FCBC Nevada Common Stock and all rights to elect to make payment in FCBC Nevada Common Stock under any agreement between FCBC Nevada and any director, officer or employee thereof or under any plan or program of FCBC Nevada shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive FCBC Virginia Common Stock and an identical right to make payment in FCBC Virginia Common Stock under any such agreement between FCBC Nevada and any director, officer or employee thereof or under such plan or program of FCBC Nevada

6.     FILINGS, LICENSES, PERMITS, TITLED PROPERTY, ETC. As necessary, following the Effective Time, FCBC Virginia shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits, and similar authorizations on its behalf in its own name in connection with the Merger and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the Commonwealth of Virginia. As required or appropriate, following the Effective Time, all property, real, personal, or mixed, of FCBC Nevada which was titled or registered in the name of FCBC Nevada shall be re-titled or re-registered, as applicable, in the name of FCBC Virginia by appropriate filings or notices to the appropriate parties (including, without limitation, any applicable governmental agencies).

7.     CONDITIONS TO THE MERGER. The Merger shall not be consummated unless the following conditions have been satisfied:

(a)      Holders of the issued and outstanding shares of FCBC Nevada Common Stock shall have approved this Agreement in accordance with Nevada law and the Articles of Incorporation of FCBC Nevada, and the sole shareholder of FCBC Virginia shall have approved this Agreement, in accordance with Virginia law and the Articles of Incorporation of FCBC Virginia, and neither of such approvals shall have been revoked at or prior to the Effective Time.

(b)      If, in the opinion of counsel to FCBC Virginia, FCBC Virginia Common Stock to be issued to the holders of FCBC Nevada Common Stock pursuant to the Merger is required to be registered pursuant to Section 5 of the Securities Act of 1933, such registration shall be completed and shall not be suspended at the Effective Time. Further, to the extent required in the opinion of legal counsel for FCBC Virginia, FCBC Virginia shall have complied with all applicable securities law of states and other jurisdictions relating to such issuance of FCBC Virginia Common Stock.

(c)      Any and all approvals or consents shall have been obtained from any governmental agency having jurisdiction, and from other third parties that are, in the opinion of legal counsel for FCBC Nevada or FCBC Virginia, required for the lawful consummation of the Merger and the issuance and delivery of FCBC Virginia Common Stock as contemplated by this Agreement, and such approvals or consents shall not have been revoked.

8.     ABANDONMENT OF AGREEMENT. This Agreement may be abandoned unilaterally by FCBC Nevada or by FCBC Virginia at any time before the Effective Time in the event that, for any reason, consummation of the transactions contemplated hereby is inadvisable in the opinion of FCBC Nevada or FCBC Virginia, in the respective sole judgment of each, notwithstanding the approval of this Agreement by the shareholders of FCBC Nevada. Such abandonment shall be effected by written notice to the other party hereto, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of FCBC Nevada or FCBC Virginia or the directors, officers, employees, agents or stockholders of any of them.

The consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the board of directors of FCBC Nevada, such action would be in the best interest of FCBC Nevada and its shareholders.

In the event of abandonment of this Agreement, FCBC Nevada shall pay the fees and expenses incurred by itself and FCBC Virginia in connection with this Agreement and the Merger.

9.     AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto with the authorization or approval of the Board of Directors of each of the parties hereto; provided, however, that an amendment made after the stockholders of FCBC Nevada have considered and approved this Agreement shall not: (a) alter or change the amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property or rights to be received under this Agreement by such shareholders; (b) alter or change any of the other terms or conditions of this Agreement if, after consultation with counsel, the Boards of Directors determine that the change would adversely affect such shareholders in any material respect; or (c) alter or change any term of the Articles of Incorporation of FCBC Virginia, unless the amendment is approved by the shareholders of FCBC Nevada.

10.     FURTHER ASSURANCES. From time to time, as and when required by FCBC Virginia or by its successors or assigns, to the extent permitted by law, there shall be executed and delivered on behalf of FCBC Nevada such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by FCBC Virginia the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of FCBC Nevada and otherwise carry out the purposes of this Agreement, and each of the directors and officers of FCBC Virginia is fully authorized in the name and on behalf of FCBC Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

11.     IMPLEMENTATION AND INTERPRETATION. This Agreement shall be implemented and interpreted by the boards of directors of FCBC Nevada and FCBC Virginia, each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of FCBC Nevada or FCBC Virginia, as the case may be, the interpretations and decisions of which shall be final, binding, and conclusive on all parties.

12.     THIRD PARTY BENEFICIARIES. This Agreement shall confer no rights or remedies upon any person or entity other than as expressly provided herein.

13.     SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.      COUNTERPARTS.     This Agreement may be executed in one or more counterparts.

15.      GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

FIRST COMMUNITY BANCSHARES, INC., a Nevada corporation.

By:
William P. Stafford, II
Its:	Chairman and Chief Executive Officer

FIRST COMMUNITY BANKSHARES, INC. a Virginia corporation.

By:
William P. Stafford, II
Its:	Chairman and Chief Executive Officer

APPENDIX B

ARTICLES OF INCORPORATION

OF

FIRST COMMUNITY BANKSHARES, INC.

ARTICLE I

Name

The name of the Corporation is First Community Bankshares, Inc.

ARTICLE II

Capital stock

A.      The aggregate number of shares of stock which the Corporation has the authority to issue and the par value per share are as follows:

Class	Number of Shares	Par Value
Common Stock	50,000,000	$1.00
Preferred Stock	1,000,000	Undesignated

B.      The holders of the Common Stock have the power to vote for the election of directors and for all other purposes without limitation, except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock have one vote for each share of Common Stock held by them. Except as otherwise might be set forth in any articles of amendment applicable to shares of Preferred Stock, the holders of the Common Stock are entitled to receive the net assets of the Corporation upon dissolution.

C.      Unless otherwise specified below or by the Board of Directors, no holder of shares of any class of stock of the Corporation has any pre-emptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether authorized now or later, (ii) any warrants, rights, or options to purchase any such stock, or (iii) any securities or obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

D.      Authority is expressly vested in the Board of Directors to divide any Preferred Stock into, and issue the same in, series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance of such Preferred Stock. Prior to the issuance of any share of a series of Preferred Stock, (i) the Board of Directors will establish that series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights of them, (ii) the Corporation will file with the Virginia State Corporation Commission (the "Commission") articles of amendment as required by law, and (iii) the Commission will have issued a certificate of amendment.

ARTICLE III

Registered agent

The address of the initial registered office of the Corporation is 29 College Drive, Bluefield, Virginia, 24605, the name of the initial registered agent of the Corporation is Gary R. Mills, and he is an individual who is a resident of Virginia and a director of the Corporation.

ARTICLE IV

Directors

A.      The business and affairs of the Corporation will be managed by or under the direction of a Board of Directors consisting of such number, a minimum of 3 and maximum of 12, as will be determined in accordance with the bylaws of the Corporation, or an amendment thereof duly adopted by a majority of the Board of Directors. The Board of Directors of the Corporation will divide the directors into three classes, as nearly equal in number as reasonably possible, designated where possible by their most recent year of elections. Directors will be assigned to each class consistently with the classes they currently occupy. At each annual meeting of shareholders or special meeting in lieu thereof, directors elected to succeed the directors of the class whose terms expire at that meeting will be elected for a full term of three years. Each director will serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Directors may be removed by shareholders only with cause.

B.      If the office of any Director becomes vacant, the Directors then in office, whether or not a quorum, by majority vote may choose a successor who will hold office until the next annual meeting of shareholders. At the next annual meeting of shareholders, any successor then elected by the shareholders will hold office for a term that coincides with the remaining term of the class of Directors in which the vacancy occurred. Vacancies resulting from an increase in the number of Directors will be filled in the same manner.

ARTICLE V

Purposes

The purposes of the Corporation are:

A.      To own and manage First Community Bank and any other permissible affiliates.

B.      To engage in any other business lawful for this Corporation.

ARTICLE VI

Indemnification and Limitation of Liability

A.      The Corporation shall indemnify Directors, and certain officers and employees in accordance with the bylaws, as amended, duly adopted by a majority of the Board of Directors. In addition to any indemnification provided in the bylaws, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date of these Articles or may be amended later, the Corporation will indemnify a Director or Officer of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was such a Director or Officer, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

B.      The foregoing provisions are intended to provide indemnification with respect to those monetary damages for which the Virginia Stock Corporation Act permits the limitation or elimination of liability. In addition, to the full extent, if any, that the Virginia Stock Corporation Act, as it exists on the date of these Articles or may be amended later, permits the limitation or elimination of the liability of Officers and Directors, an Officer or Director of the Corporation will not be liable to the Corporation or its shareholders.

ARTICLE VI

Shareholder Approval of Certain Transactions

A.      An amendment of the Corporation’s Articles of Incorporation, a plan of merger or share exchange, a plan of domestication, a plan of conversion, a transaction involving the sale of all or substantially all of the Corporation’s assets other than in the regular course of business, and a plan of dissolution must be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the Directors in office at the time of that approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the Directors in office, then the transaction must be approved by the vote of seventy-five percent (75%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

First Community Bancshares, Inc.

P.O. BOX 989
BLUEFIELD, VA 24605-0989

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 23, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37794-P01432 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST COMMUNITY BANCSHARES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

   Nominees:

   01) W.C. Blankenship, Jr.
   02) William P. Stafford, II

	For	Against	Abstain
2. The ratification of Dixon Hughes Goodman LLP as independent registered public accountants.	☐	☐	☐
3. To approve an Agreement and Plan of Reincorporation and Merger, approved by the Board of Directors on February 27, 2018, pursuant to which the Corporation's state of incorporation would change from Nevada to Virginia, by means of the Corporation merging with and into a new Virginia Corporation, to be named "First Community Bankshares, Inc.," so that the stockholders of the Corporation would become shareholders of the new Virginia Corporation.	☐	☐	☐

The shares represented by the proxy, when properly executed, will be voted in the manner directed by the undersigned. **If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on April 24, 2018:
The Notice, Proxy Statement, Annual Report and Form of Proxy Card are available without charge at www.proxyvote.com.

E37795-P01432

FIRST COMMUNITY BANCSHARES, INC.
This revocable proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
April 24, 2018
2:00 p.m., Eastern Daylight Time

The undersigned appoints Samuel G. Hill and Jeffery L. Farmer, or either of them, proxies to vote all shares of common stock ("Common Stock") of First Community Bancshares, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting (the "Annual Meeting") of stockholders of the Corporation, to be held on April 24, 2018 at 2:00 p.m., Eastern Daylight Time, at First Community Bancshares Corporate Center located at 29 College Drive, Bluefield, Virginia or at any adjournment thereof, or on the matter as set forth in the proxy statement for the Annual Meeting and on all matters properly presented at the Annual Meeting.

This instruction and proxy card is also solicited by the Board of Directors of the Corporation for persons who participate in the First Community Bancshares, Inc. Employee Stock Ownership and Savings Plan ("Plan"). By signing this instruction and proxy card, or by phone or Internet, the undersigned hereby instructs First Community Bank, the trustee of the Plan, to exercise the voting rights relating to any shares of Common Stock allocable to his or her account(s) as of the close of business on March 1, 2018.

The trustee will tabulate the votes received from all Plan participants by April 20, 2018, and shall vote the shares of Common Stock as directed. **In the event any participant in the Plan does not provide voting directions, the trustee of the Plan shall vote the participant's shares of Common Stock as the trustee, in its sole discretion, shall deem appropriate.**

Proxies will be voted as directed. In the absence of specific direction, signed proxies will be voted in accordance with the recommendations of the Board of Directors of the Corporation and in the discretion of the proxy holders upon such other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE